 As filed with the Securities and Exchange Commission on November 9, 2001
                                                      Registration No. 333-63734
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 _______________

                         POST-EFFECTIVE AMENDMENT NO. 2
                                   ON FORM S-3
                                       TO

                                    FORM S-4

             Registration Statement Under The Securities Act Of 1933

                                 _______________
                              ARCHSTONE-SMITH TRUST
             (Exact Name of Registrant as Specified in Its Charter)

             Maryland                                  84-1592064
     (State of Incorporation)            (I.R.S. Employer Identification Number)

                   7670 SOUTH CHESTER STREET, SUITE 100
                            ENGLEWOOD, COLORADO 80112
                                 (303) 708-5959
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrants' Principal Executive Office)


                              Caroline Brower, Esq.
                    Senior Vice President and General Counsel
                              Archstone-Smith Trust
                      7670 South Chester Street, Suite 100
                            Englewood, Colorado 80112
                                 (303) 708-5959
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                   Copies to:


                                Michael T. Blair
                              Mayer, Brown & Platt
                            190 South LaSalle Street
                             Chicago, Illinois 60603
                                 (312) 782-0600


                                 _______________

         Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                                 _______________

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED NOVEMBER 9, 2001


                                   PROSPECTUS

                              ARCHSTONE-SMITH TRUST

                            26,770,801 COMMON SHARES


         We may issue from time to time up to 26,770,801 common shares to certain holders of Class A-1 common units of Archstone-Smith Operating Trust, which we refer to as Archstone, upon tender of their Class A-1 common units for redemption. Those unitholders may then offer to resell those common shares. We are registering the common shares so that these unitholders who may be affiliates of Archstone-Smith may resell those common shares from time to time. However, the registration of the common shares does not necessarily mean that those holders will offer or sell any of the common shares.


         The holders may from time to time offer and sell the common shares on the NYSE or otherwise and they may sell the common shares at market prices or at negotiated prices. They may sell the common shares in ordinary brokerage transactions, in block transactions, in privately negotiated transactions, pursuant to Rule 144 under the Securities Act of 1933 or otherwise. If the holders sell the common shares through brokers, they expect to pay customary brokerage commissions and charges.

         We will not receive any additional cash consideration when we issue common shares to the holders of Class A-1 common units upon redemption of their Class A-1 common units. Also, we will not receive any of the proceeds when any holder of Archstone-Smith common shares sells any of its common shares. However, we have agreed to pay expenses of the registration and certain expenses of the sale of the common shares.


         Our common shares are listed on the New York Stock Exchange under the symbol "ASN". On November 7, 2001, the last reported sale price of our common shares on the NYSE was $24.73 per share.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is November __, 2001

         We have not authorized any person to give any information or to make any representation not contained in this prospectus in connection with any offering of these common shares. This prospectus is not an offer to sell any security other than these common shares and it is not soliciting an offer to buy any security other than these common shares. This prospectus is not an offer to sell these common shares to any person and it is not soliciting an offer from any person to buy these common shares in any jurisdiction where the offer or sale to that person is not permitted. You should not assume that the information contained in this prospectus is correct on any date after the date of this prospectus, even though this prospectus is delivered or these common shares are offered or sold on a later date.

                                TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
ARCHSTONE-SMITH TRUST ..........................................................    3

USE OF PROCEEDS ................................................................    3

RISK FACTORS ...................................................................    4

DESCRIPTION OF COMMON SHARES ...................................................    5

DESCRIPTION OF CLASS A-1 COMMON UNITS ..........................................   14

COMPARISON OF OWNERSHIP OF CLASS A-1 COMMON UNITS AND COMMON SHARES ............   27

FEDERAL INCOME TAX CONSIDERATIONS ..............................................   37

SELLING SHAREHOLDERS ...........................................................   50

PLAN OF DISTRIBUTION ...........................................................   51

EXPERTS ........................................................................   53

LEGAL MATTERS ..................................................................   53

WHERE YOU CAN FIND MORE INFORMATION ............................................   54

APPENDIX A .....................................................................  A-1

                              ARCHSTONE-SMITH TRUST

         Archstone-Smith Trust is a leading real estate investment trust focused on the operation, development, redevelopment, acquisition and long-term ownership of apartment communities in protected markets throughout the United States. Archstone-Smith was recently created through the reorganization of Archstone Communities Trust into an umbrella partnership real estate investment trust, or "UPREIT." Shortly after the reorganization, Charles E. Smith Residential Realty, Inc. , which is referred to in this prospectus as "Smith Residential," was merged with and into Archstone-Smith.

         Archstone-Smith owns a portfolio comprising approximately 240 communities representing approximately 82,500 apartment units, including approximately 4,500 apartment units in the development pipeline. The Archstone-Smith portfolio includes approximately 63,500 garden apartment units and approximately 20,000 high-rise apartment units. Substantially all of Archstone-Smith's assets are owned by, and its operations are conducted through, Archstone-Smith Operating Trust, which is referred to in this prospectus as "Archstone." Archstone-Smith is the sole trustee of, and owns approximately an 86% interest in, Archstone.

         Charles E. Smith Residential Realty L.P., which is referred to in this prospectus as "Smith Partnership," was recently merged with and into Archstone. This merger is sometimes referred to in this prospectus as the "partnership merger." Some of the persons who receive common shares in exchange for redemption of their Archstone Class A-1 common units or who use this prospectus to resell those common shares are former holders of limited partnership interests in Smith Partnership.

                                 USE OF PROCEEDS

         Archstone-Smith will not receive any additional consideration when it issues its common shares to the holders of the Class A-1 common units upon exchange of their Class A-1 common units. Also, Archstone-Smith will not receive any of the proceeds when any holder of Archstone-Smith common shares sells any of its common shares using this prospectus.

                                  RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS.

A Unitholder who Redeems Class A-1 Common Units may Have Adverse Tax Effects.

     A unitholder that redeems its Class A-1 common units likely will be treated for tax purposes as having sold those units. The sale will be taxable and the unitholder will be treated as realizing an amount equal to the sum of the value of the common shares or cash that the unitholder receives plus the amount of Archstone liabilities allocable to the redeemed Class A-1 common units. It is possible that the amount of gain the unitholder recognizes could exceed the value of the common shares or cash that the unitholder receives. In particular, if the unitholder has a "negative capital account," the unitholder's taxable gain will exceed the value of the common shares or cash received by the portion of that negative capital account attributable to the Class A-1 common units redeemed. It is even possible that the tax liability resulting from this gain could exceed the value of the common shares or cash that the unitholder receives. See "Description of Class A-1 Common Units--Tax Consequences of the Redemption."

     In addition, the unitholder's ability to sell common shares received upon redemption in order to raise cash to pay the resulting tax liability may be restricted due to Archstone-Smith's common stock's relatively low trading volume. As a result of fluctuations in the stock price, the price a unitholder receives for the common shares may not equal the value of the units redeemed.

If a Unitholder Redeems Class A-1 Common Units, the Original Receipt of the Units may be Subject to Tax.

     If a unitholder redeems Class A-1 common units, particularly within two years of receiving them, there is a risk that the original receipt of the units may be treated as a taxable sale under the "disguised sale" rules of the Internal Revenue Code. Subject to several exceptions, the tax law generally provides that a partner's contribution of property to a partnership and a simultaneous or subsequent transfer of money or other consideration from the partnership to the partner will be presumed to be a taxable sale. In particular, if money or other consideration is transferred by a partnership to a partner within two years of the partner's contribution of property, the transactions are presumed to be a taxable sale of the contributed property unless the facts and circumstances clearly establish that the transfers are not a sale. On the other hand, if two years have passed between the original contribution of property and the transfer of money or other consideration, the transactions will not be presumed to be a taxable sale unless the facts and circumstances clearly establish that a sale did occur.

Differences Between an Investment in Common Shares and Class A-1 Common Units may Affect Redeeming Unitholders.

     If a unitholder elects to redeem Class A-1 units, Archstone-Smith will determine whether the unitholder receives cash or Archstone-Smith common shares in exchange for the units. Although an investment in Archstone-Smith common shares is substantially similar to an investment in Class A-1 common units, there are some differences between ownership of Class A-1 common units and ownership of Archstone-Smith common shares. These differences, some of which may be material to investors, are discussed in "Comparison of Ownership of Class A-1 Common Units and Common Shares."

                          DESCRIPTION OF COMMON SHARES

General

     The authorized shares of beneficial interest of Archstone-Smith consist of 450,000,000 shares, par value $0.01 per share, of which 430,733,260 shares are designated as common shares, 3,174,235 shares are designated as Series A cumulative convertible preferred shares, 1,969,100 shares are designated as Series C cumulative redeemable preferred shares, 1,989,956 shares are designated as Series D cumulative redeemable preferred shares, 1,600,000 shares are designated as Series E cumulative redeemable preferred shares of beneficial interest, 800,000 shares are designated as Series F cumulative redeemable preferred shares of beneficial interest, 600,000 shares are designated as Series G cumulative redeemable preferred shares of beneficial interest, 2,640,325 shares are designated as Series H cumulative convertible redeemable preferred shares of beneficial interest, 500 shares are designated as Series I cumulative redeemable preferred shares of beneficial interest, 684,931 shares are designated as Series J cumulative convertible redeemable preferred shares of beneficial interest, 666,667 shares are designated as Series K cumulative convertible redeemable preferred shares of beneficial interest, 641,026 shares are designated as Series L cumulative convertible redeemable preferred shares of beneficial interest and 4,500,000 shares are designated as Series B junior participating preferred shares.

     The Archstone-Smith board of trustees has the authority to issue authorized but unissued shares and, subject to the rights of holders of any class or series of preferred shares, preferred shares in one or more classes or series, without shareholder approval. The Archstone-Smith board of trustees also is authorized to reclassify authorized but unissued common shares into preferred shares, and authorized but unissued preferred shares into common shares, without shareholder approval, subject to the rights of holders of any class or series of preferred shares. Absent an express provision to the contrary in the terms of any class or series of authorized shares, under the Archstone-Smith declaration of trust, the Archstone-Smith board of trustees also has the power to divide or combine the outstanding shares of any class or series, without shareholder approval. The board of trustees may amend the Archstone-Smith declaration of trust without shareholder approval to increase or decrease the aggregate number of shares or the number of shares of any class or series. As of October 31, 2001, after giving effect to the merger of Archstone-Smith with Smith Residential approximately 171,638,428 common shares were issued and outstanding.

     All Archstone-Smith common shares will be duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights of any other shares of beneficial interest and to the provisions of the Archstone-Smith declaration of trust regarding ownership limitations and restrictions on transfers of shares of beneficial interest, holders of Archstone-Smith common shares are entitled to receive distributions if, as and when authorized and declared by the Archstone-Smith board of trustees out of assets legally available therefor and to share ratably in the assets of Archstone-Smith legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of Archstone-Smith. Before holders of Archstone-Smith common shares are entitled to receive any distributions in any quarter, Archstone-Smith must pay or set apart for payment any required distributions on all of its outstanding series of preferred shares. Subject to the provisions of the Archstone-Smith declaration of trust regarding ownership limitations and restrictions on transfer of shares of beneficial interest, and except for any special voting rights of any other class or series of shares of beneficial interest, each outstanding Archstone-Smith common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. Except as provided with respect to any other class or series of shares of beneficial interest, the holders of the Archstone-Smith common shares possess the exclusive voting power.

     There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election and the holders of the remaining shares of beneficial interest, except as provided with respect to any other class or series of shares of beneficial interest, will not be able to elect any trustees.

     Holders of Archstone-Smith common shares have no preferences, conversion, sinking fund, redemption rights or preemptive rights to subscribe for any securities of Archstone-Smith. Subject to the exchange provisions of the declaration of trust regarding ownership limitations and restrictions on transfer, Archstone-Smith common shares have equal distribution, liquidation, voting and other rights.

     The Archstone-Smith declaration of trust permits the termination of the existence of Archstone-Smith if it is approved by:

  .  at least a majority of the board of trustees, and

  . holders of not less than a majority of the outstanding shares of beneficial interest entitled to vote on the matter.

Preferred Share Purchase Rights

     On August 31, 2001, the board of trustees of Archstone-Smith declared a dividend on its outstanding common shares of one preferred share purchase right for each common share. Such dividend was paid to the holders of record of its common shares on October 29, 2001. The holders of any additional common shares issued after that date and before the redemption or expiration of the preferred share purchase rights will also be entitled to receive one preferred share purchase right for each such additional common share. Each preferred share purchase right entitles the holder in various circumstances to purchase from Archstone-Smith one one-hundredth of a Series B junior participating preferred share at a price of $75 per one one-hundredth of a Series B junior participating preferred share, subject to adjustment to prevent dilution. Preferred share purchase rights are exercisable when a person or group of persons acquires 15% of the outstanding common shares or announces a tender offer or exchange offer for 15% or more of the outstanding common shares. In some circumstances, each preferred share purchase right entitles the holder to purchase, at the preferred share purchase right's then current exercise price, a number of common shares having a market value of twice the preferred share purchase right's then current exercise price. The acquisition of Archstone-Smith pursuant to specified mergers or other business transactions would entitle each holder of a preferred share purchase right to purchase, at the then current exercise price of the preferred share purchase right, a number of the acquiring company's common shares having a market value at the time equal to twice the preferred share purchase right's exercise price. The preferred share purchase rights held by 15% shareholders would not be exercisable. The preferred share purchase rights will expire on August 31, 2011. All, but not less than all, of the preferred share purchase rights may be redeemed at a price of $0.001 per preferred share purchase right, payable in cash, shares or any other form of consideration determined by Archstone-Smith's board of trustees.

REIT Ownership Limitations and Transfer Restrictions Applicable to Archstone-Smith Common Shares

     For Archstone-Smith to qualify as a real estate investment trust under the Internal Revenue Code, no more than 50% in value of Archstone-Smith's shares, after taking into account options to acquire shares, may be owned, directly or indirectly, by five or fewer individuals, as defined in the Internal Revenue Code to include various entities and constructive ownership among specified family members, during the last half of a taxable year or during a proportionate part of a short taxable year. Archstone-Smith shares must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year after its first taxable year or during a proportionate part of a shorter taxable year.

     Subject to various exceptions, no holder is permitted to beneficially own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in number of shares or value of the outstanding shares. The Archstone-Smith board of trustees, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the board of trustees and upon such other conditions as the board of trustees may direct, may also exempt a proposed transferee from the ownership limit. The proposed transferee must give written notice to Archstone-Smith of the proposed transfer at least 30 days prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the ownership limit. The Archstone-Smith board of trustees may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure its status as a real estate investment trust. Any transfer of shares that would:

  . create a direct or indirect ownership of shares in excess of the ownership limit;

  . result in shares being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution, as provided in section 856(a) of the Internal Revenue Code;

  .  result in Archstone-Smith being "closely held" within the meaning of section 856(h) of the Internal Revenue Code; or

  .  result in Archstone-Smith failing to qualify as a REIT,

shall be null and void, and the intended transferee will acquire no rights to shares. The foregoing restrictions on transferability and ownership will not apply if the Archstone-Smith board of trustees determines that it is no longer in Archstone-Smith's best interests to attempt to qualify, or to continue to qualify, as a real estate investment trust.

     Any shares the purported transfer of which would result in a person owning shares in excess of the ownership limit or cause Archstone-Smith to become "closely held" under section 856(h) of the Internal Revenue Code that is not otherwise permitted as provided above will constitute excess shares. These excess shares will be transferred pursuant to the declaration of trust to a party not affiliated with Archstone-Smith who is designated by Archstone-Smith as the trustee of a trust for the exclusive benefit of an organization described in Sections 170(b)(1)(A) and 170(c) of the Internal Revenue Code and identified by the board of trustees as the beneficiary or beneficiaries of the trust, until such time as the excess shares are transferred to a person whose ownership will not violate the restrictions of ownership. While these excess shares are held in trust, distributions on such excess shares will be paid to the trust for the benefit of the beneficiary and may only be voted by the trustee for the benefit of the beneficiary. Subject to the ownership limit, the excess shares will be transferred by the trustee at Archstone-Smith's direction to any person, if the excess shares would not be excess shares in the hands of such person. The purported transferee will receive the lesser of:

  . the price paid by the purported transferee for the excess shares, or, if no consideration was paid, fair market value on the day of the event causing the excess shares to be held in trust; and

  . the price received from the sale or other disposition of the excess shares held in trust.

     Any proceeds in excess of the amount payable to the purported transferee will be paid to the beneficiary. In addition, such excess shares held in trust are subject to purchase by Archstone-Smith for a 90-day period at a purchase price equal to the lesser of:

  . the price paid for the excess shares by the purported transferee, or, if no consideration was paid, fair market value at the time of event causing the shares to be held in trust; and

  . the fair market value of the excess shares on the date Archstone-Smith elects to purchase such shares.

Fair market value, for these purposes, means:

  . the last reported sales price on the New York Stock Exchange on the trading day immediately preceding the relevant date,

  . if not then traded on the New York Stock Exchange, the last reported sales price on the trading day immediately preceding the relevant date as reported on, over or through any exchange or quotation systems, or

  . if not then traded on, over or through any exchange or quotation system, then the market price on the relevant date as determined in good faith by the board of trustees.

     From and after the purported transfer to the purported transferee of the excess shares, the purported transferee will cease to be entitled to distributions, other than liquidating distributions, voting rights and other benefits with respect to the excess shares except the right to payment on the transfer of the excess shares as described above. Any distribution paid to a purported transferee on excess shares prior to the discovery by

Archstone-Smith that such excess shares have been transferred in violation of the provisions of the declaration of trust will be repaid, upon demand, to Archstone-Smith, and Archstone-Smith will pay any such amounts to the trust for the benefit of the beneficiary. If the foregoing transfer restrictions are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the purported transferee of any excess shares may be deemed, at Archstone-Smith's option, to have acted as an agent on our behalf in acquiring such excess shares and to hold such excess shares on its behalf.

     All certificates evidencing shares will bear a legend referring to the restrictions described above.

     All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5%, or such other percentage between 0.5% and 5%, as provided in the rules and regulations promulgated under the Internal Revenue Code, of the number or value of Archstone-Smith's outstanding shares must give Archstone-Smith a written notice containing certain information by January 31 of each year. In addition, each shareholder is upon demand required to disclose to Archstone-Smith in writing such information with respect to the direct, indirect and constructive ownership of shares as the board of trustees deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a real estate investment trust, to determine its status as a real estate investment trust, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     The ownership limitations under the declaration of trust are designed to protect our real estate investment trust status. The limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the common shares might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. The foregoing ownership limitations also may have the effect of preventing or hindering any attempt to acquire control of Archstone-Smith without the consent of the Archstone-Smith board of trustees.

Transfer Agent and Registrar

     The transfer agent and registrar for the Archstone-Smith common and preferred shares is Mellon Investor Services, LLC.

Anti-Takeover Considerations

     Maryland law and the Archstone-Smith declaration of trust and bylaws contain a number of provisions that may have the effect of discouraging transactions that involve an actual or threatened change of control of Archstone-Smith. These provisions include:

  . Classified board of trustees and size of board fixed with range; two-thirds shareholder vote required for removal--The board of trustees of Archstone-Smith is divided into three classes with staggered terms of office. The total number of trustees is fixed by a majority vote of the board of trustees within a range of a minimum of three and a maximum of 15. Trustees may be removed with or without cause, but only by the vote of two-thirds of all of the votes entitled to be cast in the election of trustees. These provisions may make it more difficult for a third party to gain control of the board of trustees of Archstone-Smith. Unless two-thirds of the shareholders have voted to remove incumbent trustees, at least two annual meetings of shareholders of Archstone-Smith, instead of one, generally would be required to effect a change in a majority of the board of trustees, and the number of trustees cannot be increased above the maximum number of trustees specified in the declaration of trust without board and shareholder approvals.

  . Unsolicited Takeover Provisions of Maryland Law --Maryland law provides that the board of trustees is not subject to higher duties with regard to actions taken in a takeover context. These provisions may make it more difficult to effect an unsolicited takeover of a Maryland real estate investment trust. Maryland law also allows publicly held Maryland real estate investment trusts with at least three independent trustees to elect to be governed by all or any part of Maryland law provisions relating to extraordinary actions and unsolicited takeovers.

  . Call of Special Meetings of Shareholders --The Archstone-Smith declaration of trust provides that special meetings of shareholders may be called only by the chairman of the board, the president, the chief executive officer or a majority of the board of trustees, or by the holders of shares entitled to cast not less than 25% of all the votes entitled to be cast at the meeting. The effect of this provision is to make it more difficult for a shareholder to call a special meeting than if a lower percentage were required in the declaration of trust.

  . Advance Notice Provisions for Shareholder Nominations and Shareholder New Business Proposals --The Archstone-Smith bylaws require advance written notice for shareholders to nominate a trustee or bring other business before a meeting of shareholders. This provision limits the ability of shareholders to make nominations for trustees or introduce other proposals that are not timely received for consideration at a meeting.

  . Two-thirds Shareholder Vote Required to Approve Some Amendments to the Declaration of Trust --Some amendments to the declaration of trust must first be declared advisable by the board of trustees and thereafter must be approved by shareholders by the affirmative vote of not less than two-thirds of all votes entitled to be cast. These voting requirements may make amendments to the Archstone-Smith declaration of trust that shareholders believe desirable more difficult to effect.

  . Business Combination with Interested Shareholders --The Maryland Business Combination Act provides that, unless exempted, a Maryland real estate investment trust may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, issuances of shares and other specified transactions, with an "interested shareholder" or its affiliates, for five years after the most recent date on which the interested shareholder became an interested shareholder and thereafter unless specified criteria are met.

  . Control Share Acquisitions --The Maryland Control Shares Acquisition Act provides that shares acquired by any person over one-tenth, one-third and a majority of the voting power of a real estate investment trust do not have voting rights, except to the extent approved by the vote of two-thirds of the votes entitled to be cast on the matter. The Archstone-Smith bylaws exempt from the provisions of the Maryland Control Share Acquisition Act any business combination with any person. However, this provision of the bylaws, by its terms, may be amended, altered or repealed at any time, in whole or in part, by the board of trustees.

  . Other Constituencies--Maryland law expressly codifies the authority of a Maryland real estate investment trust to include in its charter a provision that allows the board of trustees to consider the effect of a potential acquisition of control on shareholders, employees, suppliers, customers, creditors and communities in which offices or other establishments of the trust are located. The Archstone-Smith declaration of trust does not include a provision of this type. Maryland law also provides, however, that the inclusion or omission of this type of provision in the declaration of trust of a Maryland real estate investment trust does not create an inference concerning factors that may be considered by the board of trustees regarding a potential acquisition of control. This law may allow the board of trustees to reject an acquisition proposal even though the proposal was in the best interests of Archstone-Smith shareholders.

Shareholder Liability

     Under Maryland law applicable to Maryland REITs, a shareholder is not personally liable for the obligations of Archstone-Smith solely as a result of his or her status as a shareholder. The Archstone-Smith declaration of trust provides that no shareholder will be personally or individually liable for any debt, act, omission or obligation of Archstone-Smith by reason of being a shareholder. The Archstone-Smith declaration of trust further provides that Archstone-Smith will indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of being or having been a shareholder and that Archstone-Smith will reimburse each shareholder for all reasonable expenses incurred by him or her relating to any such claim or liability. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by Archstone-Smith. Inasmuch as Archstone-Smith carries public liability

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

insurance, any risk of personal liability to shareholders is limited to situations in which Archstone-Smith's assets plus its insurance coverage would be insufficient to satisfy the claims against Archstone-Smith and its shareholders.

Limitation of Trustee/Director and Officer Liability

         Maryland REIT law permits a real estate investment trust to include in its declaration of trust any provision expanding or limiting the liability of its trustees and officers to the trust or its shareholders for money damages, but may not include a provision which restricts or limits the liability of its trustees or officers to the trust or its stockholders to the extent that:

     . it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or

     . a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         Archstone-Smith's declaration of trust provides that, to the maximum extent permitted under Maryland law, no officer or trustee shall be liable to the trust or to any shareholder for money damages.

Indemnification of Trustees and Officers

         Maryland REIT law permits a real estate investment trust to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a trustee, officer, employee or agent of the trust or is or was serving at the request of the trust as a director, officer, employee, partner, trustee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, unless it is established that:

     . the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

     . the person actually received an improper personal benefit in money, property or services; or

     . in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful.

         Maryland REIT law provides that indemnification may be provided against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. The indemnification may be provided, however, only if authorized for a specific proceeding after a determination has been made that indemnification is permissible under the circumstances because the person met the applicable standard of conduct. This determination is required to be made:

     . by the board of trustees by a majority vote of a quorum consisting of trustees not, at the time, parties to the proceeding or, if a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more trustees not, at the time, parties to the proceeding and who a majority of the board of trustees designated to act in the matter;

     . by special legal counsel selected by the board or board committee by the vote set forth above or, if such vote cannot be obtained, by a majority of the entire board; or

     .   by the shareholders.

         If the proceeding is one by or in the right of the trust, indemnification may not be provided as to any proceeding in which the person is found liable to the trust.

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         A Maryland real estate investment trust may pay, before final disposition, the expenses, including attorneys' fees, incurred by a trustee, officer, employee or agent in defending a proceeding. Under Maryland law, expenses may be advanced to a trustee or officer when the trustee or officer gives a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking to the trust to repay the amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. Maryland law does not require that the undertaking be secured, and the undertaking may be accepted without reference to the financial ability of the trustee or officer to repay the advance. A Maryland real estate investment trust is required to indemnify any trustee who has been successful, on the merits or otherwise, in defense of a proceeding for reasonable expenses. The determination as to reasonableness of expenses is required to be made in the same manner as required for indemnification.

         Under Maryland law, the indemnification and advancement of expenses provided by statute are not exclusive of any other rights to which a person who is not a trustee seeking indemnification or advancement of expenses may be entitled under any charter, bylaw, agreement, vote of trustees, vote of directors or otherwise.

         The declaration of trust of Archstone-Smith provides that the trust shall indemnify each trustee, officer and employee to the fullest extent permitted by Maryland law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a trustee, officer, employee or agent of the trust or is or was serving at the request of the trust as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and shall pay or reimburse reasonable expenses, as such expenses are incurred, of each trustee, officer, employee or agent in connection with any such proceedings.

         The registrant has entered into indemnity agreements with each of its officers and trustees which provide for reimbursement of all expenses and liabilities of such officer or trustee arising out of any lawsuit or claim against such officer or trustee due to the fact that he was or is serving as an officer or trustee, except for such liabilities and expenses (a) the payment of which is judicially determined to be unlawful, (b) relating to claims under
Section 16(b) of the Securities Exchange Act of 1934, or (c) relating to judicially determined criminal violations.

Shareholders' Agreement

         In connection with the merger with Smith Residential, Archstone-Smith and Archstone entered into a shareholders' agreement with Robert H. Smith, the former chairman of the board and chief executive officer of Smith Residential, and Robert P. Kogod, the former chairman of the executive committee of the Smith Residential board.

         Composition of the Archstone-Smith Board of Trustees. Under the shareholders' agreement, Messrs. Smith and Kogod and Mr. Ernest Gerardi are entitled to be members of the Archstone-Smith board. Mr. Smith's initial term expires in 2003, Mr. Kogod's initial term expires in 2002, and Mr. Gerardi's term expires in 2004. In the case of the death, disability, resignation, or removal of Messrs. Smith or Kogod, a person designated as a replacement nominee by their representative, has the right to be nominated to serve on the Archstone-Smith board for a period of ten years. Any successor nominee is subject to the reasonable approval of the Archstone-Smith board. Archstone-Smith will take all actions necessary to cause the board to nominate Messrs. Smith and Kogod, and each of their replacement nominees, as the case may be, and to recommend his or her election by the shareholders. Archstone-Smith and Messrs. Smith and Kogod will take all actions necessary to cause the individuals so nominated to be elected to the board, including, without limitation, by voting their common shares and causing the vote of all common shares beneficially owned thereby, the execution of written consents, the calling of special meetings, the removal of trustees, the filling of vacancies on the board, and the waiving of notice and the attending of meetings. Mr. Gerardi has been appointed to the board for a single, three-year term. In the event of Mr. Gerardi's death, disability, resignation or removal during this term, Messrs. Smith and Kogod, or any replacement nominee then serving as a successor trustee on the board, as the case may be, acting unanimously, will be entitled to designate Mr. Gerardi's replacement on the board, provided that such person is reasonably acceptable to the board.

         Termination of Nomination Rights. The nomination rights of Messrs. Smith and Kogod detailed above will cease and Messrs. Smith or Kogod, or any replacement nominee then serving as a successor trustee on the board, will immediately offer his or her unconditional resignation from the board if:

     . such person is employed by, or has equity investment interests, directly or indirectly, in, any material competitor of Archstone-Smith or Archstone, unless such investment constitutes less than one-half of one percent (0.50%) of the equity ownership in a public company;

     . such person is not reasonably experienced in business, financial or real estate industry matters;

     . such person has been convicted of, or has pled nolo contendere to, a felony;

     .   the election of such person would violate any law; or

     . such person is involved in specified legal proceedings, including, but not limited to

            - any conviction or being named the subject of a pending criminal proceeding, excluding traffic violations and minor offenses;

            - being the subject of certain orders, judgments, or decrees temporarily or permanently enjoining such person from engaging in certain business activities, including those related to the purchase or sale of securities or commodities; or

            - any finding by a court or administrative body of a violation of any federal or state securities law or federal commodities law, not subsequently reversed, suspended, or vacated.

         Size of Archstone-Smith Board of Trustees. For so long as Messrs. Smith and Kogod, or their representatives, as the case may be, have the right to nominate one or more trustees, Archstone-Smith's board will consist of no more than 10 members; provided that the size of the board may be increased beyond 10 members, in the sole discretion of the board, in connection with any future mergers, acquisitions, business combinations, or other strategic transactions of Archstone-Smith or Archstone and the size of the board may be increased beyond 10 members as may be required pursuant to the terms of any class or series of preferred shares of Archstone-Smith. Additionally, the size of the board may be increased beyond 10 members, in the sole discretion of the board, other than in connection with any mergers, acquisitions, business combinations or other strategic transactions of Archstone-Smith or Archstone and other than as may be required pursuant to the terms of a class or series of preferred shares of Archstone-Smith, only as follows;

     . if the board desires to increase its size by one additional member, then, at the time the board adds such additional member, Messrs. Smith and Kogod, or their representatives, as the case may be, as a group, will be entitled to nominate one additional member at the same time the board adds such additional member; and

     . thereafter, Messrs. Smith and Kogod, or their representatives, as the case may be, as a group, will be entitled to nominate one additional member for every second additional member added by the board and at the time thereof.

         Any additional board members that Messrs. Smith and Kogod, or their representatives, as the case may be, may be entitled to nominate as a result of an increase in the size of the board contemplated above are subject to the reasonable approval of the board, and such additional board member(s) will serve in the appropriate class as determined by the board. Archstone-Smith and Messrs. Smith and Kogod, or their representatives, as the case may be, will take such actions, detailed above in "-Composition of the Archstone-Smith Board of Trustees," in connection with the nomination and election of such additional board members.

         Termination. The shareholders' agreement will terminate:

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

     . with respect to Mr. Smith, at such tine as Mr. Smith and his permitted transferees, other than charitable foundations, beneficially own less than 1,000,000 common shares of Archstone-Smith; and

     . with respect to Mr. Kogod, at such time as Mr. Kogod and his permitted transferees, other than charitable foundations, beneficially own less than 1,000,000 common shares of Archstone-Smith.

                      DESCRIPTION OF CLASS A-1 COMMON UNITS

General

         The authorized capitalization of Archstone consists of 450,000,000 units, par value $0.01 per unit, of which 100,000,000 are designated initially as Class A-1 common units, 200,000,000 are designated initially as Class A-2 common units; 10,000,000 are designated initially as Class B common units; 3,174,235 are designated as Series A cumulative convertible redeemable preferred units, 1,969,100 are designated as Series C cumulative redeemable preferred units, 1,989,956 are designated as Series D cumulative redeemable preferred units, 1,600,000 are designated as Series E cumulative convertible redeemable preferred units, 800,000 are designated as Series F cumulative convertible redeemable preferred units, 600,000 are designated as Series G cumulative convertible redeemable preferred units, 2,640,325 are designated as Series H cumulative convertible redeemable preferred units, 500 are designated as Series I cumulative redeemable preferred units, 684,931 are designated as Series J cumulative redeemable preferred units, 666,667 are designated as Series K cumulative convertible redeemable preferred units, 641,026 are designated as Series L cumulative convertible redeemable preferred units, and 4,500,000 are designated as Series B junior participating convertible preferred units.

         All Archstone Class A-1 common units will be duly authorized, validly issued, fully paid and, except as described under the caption "--Capital Contributions," nonassessable. Unless otherwise limited by preferential rights of any other units and by the provisions of the Archstone declaration of trust regarding ownership limitations and restrictions on transfers of units, holders of Archstone Class A-1 common units are generally entitled to receive distributions when, as and if authorized by Archstone-Smith, as trustee, out of assets legally available for the payment of distributions and to share ratably in the assets of Archstone legally available for distribution to its unitholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of Archstone. Prior to the holders of Class A-1 common units being entitled to receive any distributions in any quarter, Archstone must pay or set apart for payment any required distributions on all of its outstanding preferred units.

         Unless otherwise limited by the provisions of the Archstone declaration of trust regarding ownership limitations and restrictions on transfer of units, each outstanding Archstone Class A-1 common unit entitles the holder to one vote on all matters submitted to a vote of unitholders, except that only the holders of the Class A-2 common units are entitled to vote in the election of trustees of Archstone. Except as provided with respect to any other class or series of units, the holders of the Archstone Class A-1, Class A-2 and Class B common units possess exclusive voting power. There is no cumulative voting.

         Holders of Archstone Class A-1 common units are not entitled to the benefit of any sinking fund. Except as described below under "--Conversion; Redemption," holders of Class A-1 common units have no conversion or redemption rights. Except as described below under "--Unitholder Purchase Rights," holders of units do not have preemptive rights to subscribe for any securities of Archstone. Subject to the exchange provisions of the declaration of trust regarding ownership limitations and restrictions on transfer, Archstone Class A-1, Class A-2 and Class B common units have equal liquidation, voting and other rights. Archstone Class A-1 and Class A-2 common units have equal distribution rights.

         The Archstone declaration of trust permits the termination of the existence of Archstone if it is approved by at least a majority of the board of trustees, and holders of at least a majority of the votes entitled to be cast on the matter. Through December 31, 2013, the dissolution of Archstone will occur only in the absence of a written objection from any Smith Partnership partner that has been a partner since the formation of Smith Partnership on June 30, 1994 and participated in the partnership merger, including Archstone-Smith as successor to the partnership units held by Smith Residential. From January 2014 through December 31, 2043, the dissolution of Archstone will occur only in the absence of a written objection from any group of Smith Partnership partners that have been partners since the formation of the Smith Partnership on June 30, 1994 and participated in the partnership merger, including Archstone-Smith as successor to the partnership units held by Smith Residential, and that collectively hold a number of Class A common units that represents 5% of the total units originally issued upon the formation of Smith Partnership.

Unitholder Purchase Rights

         If Archstone-Smith acquires any Class A-2 common units using the proceeds from any exercise of any rights issued under a shareholder rights plan or other arrangement having the same objective and substantially the same effect, then

     . the holders of common units at that time, other than Archstone-Smith as trustee, as a group, will have the right to acquire, at the same price per Class A-2 common unit paid by Archstone-Smith, a total number of additional Class A-1 common units equal to the total number of common units held by those holders, multiplied by a fraction, the numerator of which is the number of Class A-2 common units issued to Archstone-Smith as a result of the exercise of those rights and the denominator of which is the total number of Class A-2 common units held by Archstone-Smith immediately prior to that issuance; and

     . each holder of a Class A-1 common unit or Class B common unit at that time will have the right to acquire, at the same price per Class A-2 common unit paid by Archstone-Smith, a number of Class A-1 common units equal to the aggregate number of common units that the holder holds at such time, multiplied by a fraction, the numerator of which is the number of Class A-2 common units issued to Archstone-Smith as a result of the exercise of those rights and the denominator of which is the total number of Class A-2 common units held by Archstone-Smith immediately prior to that issuance.

         In the event units other than Class A-2 common units are issued to Archstone-Smith, as trustee, using proceeds of any exercise of rights issued under a shareholder rights plan or other arrangement having the same objective and substantially the same effect, the holders of common units will be granted the right to acquire such other units acquired by Archstone-Smith at the same price paid by Archstone-Smith and in such amounts as would be comparable to such holders' rights had Class A-1 common units been issued instead. Archstone-Smith, as trustee, will provide prompt written notice to the holders of common units of its acquisition of Class A-2 common units or other units using proceeds from such an exercise of rights and will establish in good faith such procedures as it deems appropriate, including, without limitation, procedures to eliminate the issuance of fractional units if Archstone-Smith deems appropriate, to effectuate the purchase rights of the holders of common units described above.

Power to Issue Additional Common Units and Preferred Units

         Archstone believes that the power of Archstone-Smith, as trustee, to issue additional authorized but unissued common units or preferred units and to classify or reclassify unissued common units or preferred units and thereafter to cause Archstone to issue such classified or reclassified units provides Archstone with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which may arise. The additional classes or series, as well as the common units, generally will be available for future issuance without further action by Archstone's unitholders, unless such action is required by applicable law.

         No Archstone common or preferred unit may be issued to Archstone-Smith unless:

     . Archstone issues the units in connection with the grant, award or issuance of shares or other equity interests in Archstone-Smith having designations, preferences and other rights so that the economic interests attributable to the newly issued shares of Archstone-Smith are substantially similar to the designations, preferences and other rights, except voting rights, of the Archstone units issued to Archstone-Smith, and Archstone-Smith contributes to Archstone the proceeds from the issuance of the shares received by Archstone-Smith; or

     . Archstone issues the additional units to all unitholders holding Archstone units in the same class or series in proportion to their respective percentage interests in the class or series.

Transfer Agent and Registrar

         The transfer agent and registrar for the Archstone Class A-1 common units is Mellon Investor Services, LLC.

Anti-Takeover Considerations

         Maryland law and the Archstone declaration of trust and bylaws contain a number of provisions that may have the effect of discouraging transactions that involve an actual or threatened change of control of Archstone. These provisions include:

     . No rights to vote for election of trustee --Only the holders of the Archstone Class A-2 common units have a right to vote in the election of trustees. Under Archstone's declaration of trust, Class A-2 common units may only be held by Archstone-Smith and related parties. This provision may make it more difficult for a third party to gain control of the board of trustees of Archstone except in connection with a takeover of Archstone-Smith.

     . Unsolicited Takeover Provisions of Maryland Law --Maryland law contains provisions that may make it more difficult to effect an unsolicited takeover of a Maryland real estate investment trust, providing that the board of trustees is not subject to higher duties with regard to actions taken in a takeover context. Maryland law also allows Maryland real estate investment trusts with a class of securities registered under the Securities Exchange Act of 1934 and with at least three independent trustees to elect to be governed by all or any part of Maryland law provisions relating to extraordinary actions and unsolicited takeovers.

     . Call of Special Meetings of Unitholders --The Archstone declaration of trust provides that special meetings of unitholders may be called only by the chairman of the board, the president, the chief financial officer, a majority of the trustees or at the request of the holders of units entitled to cast not less than 25% of all the votes entitled to be cast at the meeting. This provision limits the ability of unitholders to call special meetings.

     . Advance Notice Provisions for Unitholder Nominations and Unitholder New Business Proposals --The Archstone bylaws require advance written notice for unitholders to nominate a trustee or bring other business before a meeting of unitholders. This provision limits the ability of unitholders to make nominations for trustees or introduce other proposals that are not timely received for consideration at a meeting.

     . Authority of Board to Amend Bylaws --The Archstone declaration of trust and bylaws provide that the power to amend, repeal or adopt new bylaws is vested exclusively with the board of trustees.

     . Business Combination with Interested Shareholders --The Maryland Business Combination Act provides that, unless exempted, a Maryland real estate investment trust may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, issuances of shares and other specified transactions, with an "interested shareholder" or its affiliates, for five years after the most recent date on which the interested shareholder became an interested shareholder and thereafter unless specified criteria are met.

     . Control Share Acquisitions --The Maryland Control Share Acquisition Act provides that shares acquired by any person over one-tenth, one-third and a majority of the voting power of a real estate investment trust do not have voting rights, except to the extent approved by the vote of two-thirds of the votes entitled to be cast on the matter. The Archstone bylaws exempt from the provisions of the Maryland Control Share Acquisition Act any control share acquisition with any person. However, this provision of the bylaws, by its terms, may be altered or repealed at any time, in whole or in part, by the board of trustees.

     . Other Constituencies--Maryland law expressly codifies the authority of a Maryland real estate investment trust to include in its charter a provision that allows the board of trustees to consider the effect of a potential acquisition of control on shareholders, employees, suppliers, customers, creditors and communities in which offices or other establishments of the trust are located. The Archstone declaration of trust does not include a provision of this type. Maryland law also provides, however, that the inclusion or omission of this type of provision in the declaration of trust of a Maryland real estate investment trust does not create an inference concerning factors that may be considered by the board of trustees regarding a potential acquisition of control. This law may allow the board of trustees to reject an acquisition proposal even though the proposal was in the best interests of Archstone unitholders.

Capital Contributions

         Unitholders of Archstone, except for Archstone-Smith and certain related parties, are not required to make additional capital contributions to Archstone unless they have entered into a deficit restoration agreement that requires additional contributions upon liquidation of Archstone. In addition, Archstone-Smith generally is required to contribute net proceeds of any sale of equity interests in Archstone-Smith to Archstone in exchange for additional units. Limited partners of Smith Partnership that received Archstone units in the partnership merger will not be required to pay to Archstone any deficit or negative balance which may exist in their capital accounts unless in connection with or after the partnership merger they elect to enter into an express agreement with Archstone undertaking a deficit restoration obligation.

Distributions

         The Archstone declaration of trust provides for the distribution of available cash on at least a quarterly basis when, as and if declared by the Archstone board out of funds legally available for the payment of distributions. Available cash means all cash revenues and funds of Archstone plus any reduction in reserves and minus interest, principal and other debt payments, all cash expenditures, including capital expenditures, investments in any entity, including loans, and any additions to reserves and other adjustments, as determined by Archstone-Smith, as trustee, in its sole discretion. As authorized by Archstone-Smith, as trustee, Archstone will make distributions to all unitholders who are unitholders on the record date for the distribution in the following order:

   . first, to each unitholder, including Archstone-Smith, who holds a unit of a class or series that is entitled to a preference according to the rights of that class or series of unit; and

   . second, to the extent that there is available cash after payment of any preferences, to the unitholders who hold a unit that is not entitled to a preference in distributions, including Class A-1 common units, Class A-2 common units and Class B common units, pro rata to each class or series and, within each class or series, in proportion to the unitholder's percentage share of that class or series.

         Unless otherwise specifically provided for in the Archstone declaration of trust or a supplement to the declaration of trust at the time a new class or series is created, no unit will be entitled to preferential distribution. Distributions payable with respect to any Class B units that were not outstanding during the entire quarterly or shorter period on which the distribution is based will be prorated based on the portion of the period that these units were outstanding, but distributions paid with respect to Class A-1 and Class A-2 common units will generally not be prorated. An Archstone unitholder will not in any event receive a distribution of available cash with respect to a unit if the unitholder is entitled to receive a distribution out of that same available cash with respect to an Archstone-Smith share for which that unit has been exchanged or redeemed.

         Archstone will make reasonable efforts, as determined by it in its sole and absolute discretion and consistent with Archstone-Smith's qualification as a REIT, to distribute available cash:

   . to the unitholders so as to preclude the distribution from being treated as part of a disguised sale for federal tax purposes; and

   . to all unitholders so that the amount distributed to Archstone-Smith is sufficient to enable Archstone-Smith to pay shareholder distributions that will:

         --  satisfy the requirements for qualifying as a REIT; and

         -- avoid any federal income or excise tax liability for Archstone-Smith.

         If Archstone-Smith is not publicly traded, Archstone is required make cash distributions with respect to Class A-1 and Class A-2 common units at least annually for each taxable year of Archstone beginning before the twentieth anniversary of the partnership merger in an aggregate amount that reflects at least 90% of Archstone's taxable income for that year allocable to the Class A-1 and Class A-2 common units. These distributions will be made not later than 60 days after the end of that year.

Preemptive Rights

         Except to the extent expressly granted by Archstone in an agreement other than the Archstone declaration of trust, and except as described above under "--Unitholder Purchase Rights," no person or entity, including any unitholder of Archstone, has any preemptive, preferential or other similar right with respect to:

   .     additional capital contributions or loans to Archstone; or

   . the issuance or sale of any Archstone units or other interests of Archstone.

Management

         Except as otherwise expressly provided in the Archstone declaration of trust, the business and affairs of Archstone are managed by its trustee, Archstone-Smith, which has the exclusive right and full authority and responsibility to manage and operate Archstone's business. Unitholders do not have any right to participate in or exercise control or management power over the business and affairs of Archstone or the power to sign documents for or otherwise bind Archstone. Archstone-Smith, as trustee, has full power and authority to do all things it deems necessary or desirable to conduct the business of Archstone, as described below. In particular, Archstone-Smith, as trustee, is under no obligation to consider the tax consequences to unitholders when making decisions for the benefit of Archstone. The unitholders, other than the Class A-2 common unitholders, have no power to remove Archstone-Smith or any other trustee. Archstone-Smith and any other trustee, however, may not take any action that is contrary to an express limitation or prohibition in the Archstone declaration of trust without an amendment to that provision adopted under the Archstone declaration of trust.

         In addition, the consent of the unitholders to some matters is necessary in limited circumstances, as described below.

Sale of Substantially All of Archstone's Assets

         A sale, exchange, transfer or other disposition of all or substantially all of the assets of Archstone in a single transaction or a series of related transactions, other than pursuant to a dissolution and liquidation of Archstone, including by way of a merger, consolidation or other combination of Archstone with another entity, will require the following:

   . if the transaction is in connection with a similar transaction involving Archstone-Smith which has also been approved by a majority of the outstanding Archstone units, including Archstone units held directly or indirectly by Archstone-Smith, and in connection with which all unitholders have the right to receive consideration which, on a per unit basis, is equivalent in value to the consideration to be received by the shareholders of Archstone-Smith on a per share basis, approval by the holders of a majority of the outstanding Archstone common units outstanding and entitled to vote thereon, including any Class A-2 units held by Archstone-Smith; or

   . in the case of any other transaction, the approval of the holders of majority of the outstanding Archstone Class A-1 common units outstanding and entitled to vote thereon.


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

Transfers

         A unitholder may transfer, with or without the consent of Archstone-Smith, all or any portion of its units or rights as a unitholder:

   .     to Archstone-Smith in connection with a redemption of units;

   . in the event the unitholder is an individual, to an immediate family member, a trust for the benefit of the unitholder or an immediate family member, any partnership, limited liability company, joint venture, corporation or other business entity comprised only of the unitholder and/or immediate family members and entities owned by or for the benefit of the unitholder or an immediate family member;

   . in the event the unitholder is a trust, to the beneficiaries of a trust;

   . in the event the unitholder acquired units in the partnership merger and is a partnership, limited liability company, joint venture, corporation or other business entity, to its partners, owners, or stockholders who are immediate family members or the person who transferred units to the unitholder;

   . in the event the unitholder is a partnership, limited liability company, joint venture, corporation or other business entity to any person under the terms of any agreement between the unitholder and Archstone under which the units were issued;

   .     as a gift or other transfer without consideration;

   .     under applicable laws of descent or distribution;

   .     to another unitholder; or

   . as part of a grant of a security interest or other encumbrance effectuated in a valid transaction or as a result of the exercise of remedies related thereto.

         No other transfers may be made without the prior written consent of Archstone-Smith, which consent may be withheld in its sole and absolute discretion.

         Archstone-Smith may prohibit any transfer of units by a unitholder unless it receives a written opinion of legal counsel, with the opinion and counsel being reasonably satisfactory to Archstone-Smith, that the transfer would not require filing of a registration statement under the Securities Act or would not otherwise violate any federal, or state securities laws or regulations applicable to Archstone or the transfer of the units. Further, no transfer of units by a unitholder may be made if, in the opinion of legal counsel for
Archstone:

   . the transfer would result in Archstone being treated as an association taxable as a corporation for federal income tax purposes or would result in a termination of the partnership for federal income tax purposes;

   . the transfer could reasonably be expected to cause Archstone-Smith to no longer qualify as a REIT or would subject Archstone-Smith to additional taxes; or

   . the transfer is effectuated through an "established securities market" or a "secondary market," or the substantial equivalent, within the meaning of the Internal Revenue Code.

         In the case of a proposed transfer of units to a lender to Archstone or any person related to the lender whose loan constitutes a nonrecourse liability, the transferring unitholder must obtain the consent of Archstone-Smith.

Amendment of Declaration of Trust

         In general, the Archstone declaration of trust may be amended only with the approval of Archstone-Smith, as trustee, and unitholders holding a majority of the common units entitled to vote thereon. However, after Archstone-Smith has declared an amendment advisable, the holders of at least a majority of the Class A-2 common units have the power, without the consent of the other unitholders, to amend the declaration of trust of Archstone as may be required:

   . to add to the obligations of Archstone-Smith or surrender any right or power granted to Archstone-Smith or any affiliate of Archstone-Smith for the benefit of the unitholders;

   . to reflect any changes in the status of unitholders according to the terms of the Archstone declaration of trust;

   . to set forth the designations, rights, powers, duties and preferences of the holders of any additional units issued under the authority granted to Archstone-Smith under the Archstone declaration of trust;

   . to reflect a change that does not adversely affect the unitholders in any material respect, or to cure any ambiguity, correct or supplement any provision in the Archstone declaration of trust not inconsistent with law or with other provisions of the Archstone declaration of trust, or make other changes with respect to matters arising under the Archstone declaration of trust that will not be inconsistent with law or with the provisions of the Archstone declaration of trust; and

   . to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local agency or contained in federal, state or local law.

         The approval of the holders of at least a majority of the Class A-1 common units is necessary to amend provisions regarding, among other things:

   . the restrictions imposed on the issuance of additional units to Archstone-Smith other than in connection with the issuance by Archstone-Smith of shares or in connection with a distribution by Archstone to all unitholders;

   . the distribution requirements with respect to the Archstone Class A-1 and Class A-2 common units if Archstone-Smith is not publicly traded;

   . the restrictions on Archstone-Smith's authority described above under "--Sale of Substantially All of Archstone's Assets";

   . the restrictions on Archstone-Smith's power to conduct businesses other than owning units of Archstone and managing the business of Archstone and the relationship of Archstone-Smith shares to the units;

   .     the limitations on transactions with affiliates;

   .     the liability of Archstone-Smith for monetary damages to Archstone;

   .     the rights of unitholders to obtain specified information; or

   .     the transfer of units held by Archstone-Smith.

         The Archstone declaration of trust may not be amended with respect to any unitholder adversely affected by the amendment without the consent of that unitholder if the amendment would, among other things:

   .     convert a unit into a Class A-2 common unit;

   . modify the limited liability of a unitholder or require a unitholder to make additional capital contributions;

   . allow Archstone-Smith to take any action in contravention of any express prohibition or limitation of the declaration of trust;

   . alter the interest of a unitholder in profits or losses, or the right to receive any distributions, except as permitted under the declaration of trust of Archstone with respect to the admission of new unitholders, or the issuance of additional Archstone units;

   .     alter the redemption right of the unitholders of Archstone;

   .     alter the rights of unitholders to transfer their units;

   . alter the provision requiring the approval of each unitholder adversely affected by a proposed amendment of the Archstone declaration of trust; or

   . alter the provisions regarding the giving of notice under the declaration of trust

Indemnification

         Archstone will indemnify, to the fullest extent provided by law, any person or entity made a party to a proceeding by reason of its status as a unitholder or a trustee, director or officer of Archstone-Smith or Archstone and any other persons or entities as Archstone-Smith may designate, in its sole discretion, from and against any and all losses, claims, damages, liabilities, joint or several, and expenses. Expenses include, without limitation, attorneys' fees and other legal fees and expenses, judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, incurred by the indemnitee and relating to Archstone or Archstone-Smith or the operation of or the ownership of property by, either Archstone-Smith or Archstone, as described in the declaration of trust of Archstone, in which the indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that:

   . the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

   . the indemnitee actually received an improper personal benefit in money, property or services, or

   . in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

         Any indemnification will be made only out of the assets of Archstone and any insurance proceeds from the liability policy covering Archstone-Smith or Archstone. Indemnitees, Archstone-Smith, and limited partners will have no obligation to contribute to the capital of Archstone or otherwise provide funds to enable Archstone to find it indemnity obligations.

         Archstone may advance amounts to an indemnitee for expenses upon receipt of:

   . a written affirmation of the indemnitee that it believes it has met the standard of conduct necessary to entitle it to indemnification, and

   . a written undertaking of the indemnitee that it will repay and advances if it shall be ultimately determined that the indemnitee did not meet the appropriate standard of conduct.

         These indemnification rights, are in addition to any other rights afforded to an indemnitee under any other agreement, by vote of the unitholders, under applicable law or otherwise. These rights will continue as to an indemnitee who has ceased to serve unless otherwise provided in a written agreement under which indemnities are indemnified. Archstone is authorized to purchase and maintain insurance on behalf of the indemnities with respect to the foregoing matters.

         Excise taxes assed on an indemnitee with respect to an employee benefit plan according to applicable law will constitute fines. Actions taken or omitted by the indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan will be deemed to be for a purpose which is not opposed to the best interest of Archstone.

         An indemnitee will not be denied indemnification in whole or in part because the indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the declaration of trust of Archstone.

Liability of Holders of Class A-1 Common Units

         Under Maryland law applicable to Maryland REITs, an Archstone unitholder is not personally liable for the obligations of Archstone solely as a result of his or her status as a unitholder. The Archstone declaration of trust provides that unitholders will not be liable for any debt, act, omission or obligation incurred by Archstone or its trustees and will be under no obligation to Archstone or its creditors with respect to their units other than the obligation to pay to Archstone the full amount of the consideration for which the units were issued or to be issued, except under limited circumstances specified in the Archstone declaration of trust.

         The Archstone declaration of trust and bylaws further provide that Archstone will, except in the cases of bad faith, deliberate dishonesty, improper personal benefit or knowing criminal behavior, indemnify each present or former unitholder against any claim or liability to which the unitholder may become subject by reason of being or having been a unitholder and that Archstone will reimburse each unitholder for all reasonable expenses incurred by him or her relating to any such claim or liability. In addition, inasmuch as Archstone carries public liability insurance which it considers adequate, any risk or personal liability to unitholders is limited to situations in which Archstone's assets plus its insurance coverage would be insufficient to satisfy the claims against Archstone and its unitholders.

         In jurisdictions other than Maryland, however, some courts have found beneficiaries of a common law business trust personally liable for obligations of the trust to the extent those obligations are not paid by the trust in circumstances where the beneficiaries exercised the authority to control properties or activities of the trust of its trustees. If a court in a jurisdiction other than Maryland did not apply Maryland statutory law, did not give effect to the unitholder protections set forth in the Archstone declaration of trust, extended the control doctrine for common law business trusts described above to a statutory real estate investment trust such as Archstone and determined that one or more unitholders of Archstone in fact exercised such control, those unitholders, could be held personally liable to the extent that such obligations are not satisfied by Archstone.

Conversion; Redemption

         Class A-1 common units are automatically converted into Class A-2 units when they are held by Archstone-Smith or certain affiliates, and Class A-2 common units are automatically converted into Class A-1 units when transferred by Archstone-Smith or certain affiliates to a person other than Archstone or certain affiliates.

         Except where Archstone-Smith elects to assume Archstone's obligation with respect to unitholder redemption as provided below, each holder of Class A-1 common units has the right to require Archstone to redeem each Class A-1 common unit held by the unitholder for cash equal to the value of an Archstone-Smith common share. As a general rule, a unitholder may exercise the redemption right at any time beginning on the first anniversary of the issuance of the units held by the unitholder. Archstone-Smith may agree to a shorter waiting period, or no waiting period, on the exercise of the unit redemption right.

         If Archstone-Smith gives the unitholders notice of its intention to make an extraordinary distribution of cash or property to its shareholders or effect a merger, a sale of all or substantially all of its assets, or any other similar extraordinary transaction, each unitholder may exercise its unit redemption right, regardless of the length of time it has held its Archstone units. This redemption right begins on the date when the notice is given, which must be at least 20 business days before the record date for determining shareholders eligible to receive the distribution or to vote upon the approval of the merger, sale or other extraordinary transaction, and ends on the record date. Archstone-Smith, in its sole discretion, may shorten the required notice period of not less than 20 business days before the record date to determine the shareholders eligible to vote upon a merger transaction, but not any of the other covered transactions, by up to ten business days, thereby continuing to afford the holders of units the opportunity to redeem units on or before the record date for the shareholder vote on the merger transaction, so long as:

     .   Archstone-Smith will be the surviving entity in the merger transaction;

     . immediately following the merger transaction, persons who held voting securities of Archstone-Smith immediately before the merger transaction will hold, solely by reason of the ownership of voting securities of Archstone-Smith immediately before the merger transaction, voting securities of Archstone-Smith representing at least 51% of the total combined voting power of all outstanding voting securities of Archstone-Smith after the merger; and

     . if in connection with the merger transaction Archstone will merge with another entity, Archstone will be the surviving entity in the merger.

         If no record date is applicable, Archstone-Smith must provide notice to unitholders at least 20 business days before the consummation of the merger, sale or other extraordinary transaction.

         A unitholder may exercise its unit redemption right by giving written notice to Archstone and Archstone-Smith. The Archstone units specified in the notice shall be redeemed on the tenth business day following the date Archstone-Smith received the redemption notice or, in the case of the exercise of a unit redemption right in connection with an extraordinary transaction, the date Archstone and Archstone-Smith received the redemption notice.

         A notice of redemption delivered to Archstone, with a copy to Archstone-Smith, will serve to exercise the redemption right. A unitholder may not exercise the redemption right for fewer than 1,000 Class A-1 common units, or if the unitholder holds fewer than 1,000 Class A-1 common units, all of the Class A-1 common units held by that unitholder. The redeeming unitholder will have no right to receive any distributions paid on or after the redemption date with respect to those units redeemed.

         Unless Archstone-Smith elects to assume and perform Archstone's obligation with respect to the unit redemption right, as described below, a unitholder exercising a unit redemption right will receive cash from Archstone in an amount equal to the market value of the Archstone-Smith common shares for which the Archstone units to be redeemed are redeemable. The market value of an Archstone-Smith common share for this purpose will be equal to the average of the closing trading price of an Archstone-Smith common share on the NYSE for the ten trading days before the day on which the redemption notice was received by Archstone-Smith.

         Instead of Archstone acquiring the units being redeemed for cash, Archstone-Smith has the right to elect to acquire on the redemption date the Archstone units directly from a unitholder exercising the unit redemption right in exchange for either cash in the amount specified above or a number of Archstone-Smith common shares equal to the number of Archstone units offered for redemption, adjusted as specified in the declaration of trust of Archstone to take into account prior share dividends or any subdivisions or combinations of Archstone-Smith common shares. No redemption or exchange can occur if delivery of common shares by Archstone-Smith would be prohibited either under the provisions of Archstone-Smith's declaration of trust or under applicable federal or state securities laws, in each case regardless of whether Archstone-Smith would in fact elect to assume and satisfy the unit redemption right.

         Unless Archstone-Smith exercises its right to purchase the redeeming unitholder's Archstone units, as described above, Archstone-Smith has no obligation to the redeeming unitholder with respect to the redeeming unitholder's unit redemption right. Likewise, if Archstone-Smith exercises this purchase option, Archstone has no obligation to pay any amount to the redeeming unitholder with respect to the unit redemption right. If Archstone-Smith elects to assume and perform the obligations of Archstone under the unit redemption right, each of the redeeming unitholder, Archstone and Archstone-Smith will treat this transaction between Archstone-Smith and the redeeming unitholder, for federal tax purposes, as a sale of the redeeming unitholder's Archstone units to Archstone-Smith.

         If any Archstone-Smith preferred shares have been called for redemption, a number of Archstone preferred units equal to the number of Archstone-Smith preferred shares called for redemption will be redeemed. The redemption shall occur at a time and in a manner that allows the redemption of Archstone-Smith preferred shares to be completed in a timely fashion to comply with the applicable requirements related to the share redemption.

         All Archstone units delivered for redemption must be delivered to Archstone free and clear of all liens.

Tax Consequences of the Redemption

         Redemptions of Archstone Units. If an Archstone unitholder exercises its unit redemption right, it is likely that Archstone-Smith will elect to exercise its right under the declaration of trust of Archstone to acquire the unitholder's Archstone units in exchange for cash or Archstone-Smith common shares. However, Archstone-Smith is under no obligation to exercise this right. If Archstone-Smith does elect to acquire a unitholder's Archstone units in exchange for cash or Archstone-Smith common shares, the transaction will be a fully taxable sale to the unitholder. The amount realized by a unitholder on this kind of disposition of an Archstone unit will equal the sum of:

     .   any cash received;

     .   the fair market value of any Archstone-Smith common shares received;
         and

     .   the amount of Archstone liabilities allocated to the unit exchanged.

The unitholder's taxable gain and the tax consequences of that gain would be determined as described under "--Treatment of a Sale of Archstone Units."

         If Archstone-Smith does not elect to acquire the Archstone unitholder's units in exchange for cash or Archstone-Smith common shares, Archstone is required to redeem those Archstone units for cash. If Archstone redeems Archstone units for cash contributed by Archstone-Smith in order to effect the redemption, the redemption likely will be treated as a sale of the Archstone units to Archstone-Smith in a fully taxable transaction, although the matter is not free from doubt. Under these circumstances, the redeeming unitholder's amount realized will equal the sum of:

     .   the cash received; and

     .   the amount of Archstone liabilities allocated to the unit redeemed.

The unitholder's taxable gain and the tax consequences of that gain would be determined as described under "--Treatment of a Sale of Archstone Units."

         If an Archstone unit is redeemed for cash that is not contributed by Archstone-Smith to effect the redemption, the unitholder's tax treatment will depend upon whether or not the redemption results in a disposition of all of the unitholder's Archstone units. If all of the unitholder's Archstone units are redeemed, the unitholder's taxable gain and the tax consequences of that gain will be determined as described under "--Treatment of a Sale of Archstone Units." However, if less than all of a unitholder's Archstone units are redeemed, the unitholder will not be allowed to recognize loss on the redemption and will recognize taxable gain only if and to the extent that the unitholder's amount realized on the redemption, calculated as described above, exceeds the unitholder's basis in all of its Archstone units immediately before the redemption.

         Treatment of a Sale of Archstone Units. If a unit redemption is treated as a sale, gain or loss from the disposition will be based on the difference between the amount realized on the disposition and the basis attributable to the Archstone unit that is redeemed. See "Basis of Units" below. The amount realized on the redemption of a unit generally will equal the sum of:

     .   any cash received;

     .   the fair market value of any other property received; and

     .   the amount of Archstone liabilities allocated to the unit.

         Because the amount realized includes any amount attributable to the relief from Archstone liabilities attributable to the unit, a unitholder could have taxable income, or perhaps even a tax liability, in excess of the amount of cash and property received upon the disposition of the unit.

         Generally, gain recognized on the disposition of an Archstone unit will be capital gain. However, any portion of the Archstone unitholder's amount realized on the disposition of a unit that is attributable to "unrealized receivables" of Archstone, as defined in section 751 of the Internal Revenue Code, will give rise to ordinary income. The amount of ordinary income that would have to be recognized would be equal to the amount by which the unitholder's share of unrealized receivables of Archstone exceeds the portion of the unitholder's basis that is attributable to those assets. Unrealized receivables include, to the extent not previously included in Archstone's income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts attributable to prior depreciation deductions that would be subject to recapture as ordinary income if Archstone had sold its assets at their fair market value at the time of the disposition.

         For individuals, trusts and estates, net capital gain from the sale of an asset held one year or less is subject to tax at the applicable rate for ordinary income. For these taxpayers, the maximum rate of tax on the net capital gain from a sale or exchange of an asset held for more than one year generally is 20%. However, a 25% rate applies to the extent that net capital gains attributable to the sale of depreciable real property are attributable to prior depreciation deductions not otherwise recaptured as ordinary income under other depreciation recapture rules. The applicable Treasury regulations apply the 25% rate to a sale of an interest in a pass-through entity, such as a partnership, to the extent that the gain realized on the sale of the interest is attributable to prior depreciation deductions by the partnership that have not otherwise been recaptured as ordinary income. Accordingly, any gain on the sale of an Archstone unit held for more than one year could be treated partly as gain from the sale of a long-term capital asset subject to a 20% tax rate, partly as gain from the sale of depreciable real property subject to a 25% tax rate to the extent attributable to prior depreciation deductions by Archstone that have not been otherwise recaptured as ordinary income, and partly as ordinary income to the extent attributable to unrealized receivables. Each Archstone unitholder should consult with its own tax advisor regarding the application of the 25% rate to a sale of Archstone units.

         Basis of Units. In general, a unitholder who received units in exchange for a contribution of property had an initial tax basis in the units equal to the unitholder's basis in the contributed property plus the unitholder's share of the liabilities of Archstone. A unitholder's initial basis generally is increased by the unitholder's share of Archstone's taxable income and increases in the unitholder's share of the liabilities of Archstone, including any increase in the unitholder's share of nonrecourse liabilities. A unitholder's initial basis generally is decreased, but not below zero, by the unitholder's share of Archstone's distributions, decreases in the unitholder's share of liabilities of Archstone, including nonrecourse liabilities, the unitholder's share of losses of Archstone, and the unitholder's share of nondeductible expenditures of Archstone that are not chargeable to capital.

         Potential Application of the Disguised Sale Rules to a Redemption of Units. There is a risk that if a unit is redeemed, particularly if it is redeemed within two years of when it was issued, the IRS might contend that the original transaction pursuant to which the units were issued should be treated as a "disguised sale" of property. Under the IRS's disguised sale rules, unless an exception applies, a partner's contribution of property to a partnership and a simultaneous or subsequent transfer of money or other consideration, including the assumption of or taking subject to a liability, from the partnership to the partner may be treated as a sale, in whole or in part, of the property by the partner to the partnership. If money or other consideration is transferred by a partnership to a partner within two years of the partner's contribution of property, the transactions are presumed to be a sale of the contributed property unless the facts and circumstances clearly establish that the transfers do not constitute a sale. If two years have passed between the transfer of money or other consideration and the contribution of property, the transactions will not be presumed to be a sale unless the facts and circumstances clearly establish that the transfers constitute a sale.

                COMPARISON OF OWNERSHIP OF CLASS A-1 COMMON UNITS
                                AND COMMON SHARES

         Both Archstone and Archstone-Smith are Maryland real estate investment trusts and, accordingly, the rights of Archstone unitholders will be governed by the declaration of trust of Archstone and Maryland law and the rights of Archstone-Smith shareholders will be governed by the declaration of trust of Archstone-Smith and Maryland law. The following is a summary of the material differences in the rights of unitholders of Archstone and the holders of common shares of Archstone-Smith. Archstone-Smith is the sole trustee of Archstone. Thus, Archstone-Smith has the exclusive right to manage the business and affairs of Archstone.

         The following comparison of the rights of unitholders of Archstone and holders of common shares of Archstone-Smith summarizes the material differences between the rights of unitholders of Archstone and holders of common shares of Archstone-Smith but is not intended to list all of the differences. When reading this comparison, you should refer to the respective declarations of trust, including all amendments, of Archstone and Archstone-Smith for complete information.

Issuance of Additional Equity Interests

         Archstone. Archstone is authorized to issue additional units, including to Archstone-Smith and its affiliates. These units may be issued in one or more classes or in one or more series of any class, with designations, preferences, rights, powers and duties, as determined by Archstone-Smith, as trustee, in its sole and absolute discretion without the approval of any unitholders, unless otherwise limited as described below.

         No Archstone common or preferred unit may be issued to Archstone-Smith unless:

    . Archstone issues the units in connection with the grant, award or issuance of shares or other equity interests in Archstone-Smith having designations, preferences and other rights so that the economic interests attributable to the newly issued shares of Archstone-Smith are substantially similar to the designations, preferences and other rights, except voting rights, of the Archstone units issued to Archstone-Smith, and Archstone-Smith contributes to Archstone the proceeds from the issuance of the shares received by Archstone-Smith; or

    . Archstone issues the additional units to all unitholders holding Archstone units in the same class or series in proportion to their respective percentage interests in the class or series.

         Archstone-Smith. Under the Archstone-Smith declaration of trust, the Archstone-Smith board of trustees may amend the declaration of trust, without the consent of the shareholders of Archstone-Smith, to increase or decrease the aggregate number of shares or the number of shares of any class which Archstone-Smith has authority to issue, subject to the rights of holders of any class or series of preferred shares. Subject to the rights of holders of any class or series of preferred shares, the Archstone-Smith board of trustees also may classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of the shares by filing articles supplementary pursuant to Maryland law. In addition, subject to the rights of holders of any class or series of preferred shares, the Archstone-Smith board may issue from the authorized but unissued shares of the trust preferred shares in series and establish from time to time the number of preferred shares to be included in each such series and fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each series.

Additional Equity/Preemptive Rights

         Archstone. Unitholders of Archstone, except Archstone-Smith, are not required to make additional capital contributions to Archstone unless they have entered into a deficit restoration agreement that requires additional contributions upon liquidation of Archstone. In addition, Archstone-Smith generally is required to contribute net proceeds of any sale of equity interests in Archstone-Smith to Archstone in exchange for additional units. Limited partners of Smith Partnership receiving Archstone units in the partnership merger will not be required to pay to Archstone any deficit or negative balance which may exist in their capital accounts unless in connection with or after the partnership merger they elect to enter into an express agreement with Archstone undertaking a deficit restoration obligation. Except to the extent expressly granted by Archstone, in an agreement other than the Archstone declaration of trust, and except as described above under "Description of Class A-1 Common Units - Unitholder Purchase Rights," no person or entity, including any unitholder of Archstone, has any preemptive, preferential or other similar right with respect to additional capital contributions or loans to Archstone or the issuance or sale of any Archstone units or other interests of Archstone.

         Archstone-Smith. No person or entity, including any shareholders of Archstone-Smith, has any preemptive, preferential or other similar right with respect to additional capital contributions or loans to Archstone-Smith or the issuance or sale of any Archstone-Smith shares of beneficial interest or other interests of Archstone.

Distributions

         Archstone. The Archstone declaration of trust provides for the distribution of available cash on at least a quarterly basis when, as and if declared by the Archstone board out of funds legally available for the payment of distributions. Available cash means all cash revenues and funds of Archstone plus any reduction in reserves and minus interest, principal and other debt payments, all cash expenditures, including capital expenditures, investments in any entity, including loans, and any additions to reserves and other adjustments, as determined by Archstone in its sole discretion. Archstone makes distributions to all unitholders who are unitholders on the record date for the distribution in the following order:

    . first, to each unitholder, including Archstone-Smith, who holds a unit of a class or series that is entitled to a preference according to the rights of that class or series of unit; and

    . second, to the extent that there is available cash after payment of any preferences, to the unitholders who hold a unit that is not entitled to a preference in distributions, including Class A-1 common units, Class A-2 common units and Class B common units, pro rata to each class or series and, within each class or series, in proportion to the unitholder's percentage share of that class or series.

         Unless otherwise specifically provided for in the Archstone declaration of trust or a supplement to the declaration of trust, at the time a new class or series is created, no unit will be entitled to preferential distribution. Distributions payable with respect to any Class B units that were outstanding during the entire quarterly or shorter period on which the distribution is based will be prorated based on the portion of the period that these units were outstanding, but distributions paid with respect to Class A-1 and Class A-2 common units will generally not be prorated. An Archstone unitholder will not in any event receive a distribution of available cash with respect to a unit if the unitholder is entitled to receive a distribution out of that same available cash with respect to an Archstone-Smith share for which that unit has been exchanged or redeemed.

         Archstone will make reasonable efforts, as determined by it in its sole and absolute discretion and consistent with Archstone-Smith's qualification as a REIT, to distribute available cash:

    . to the unitholders so as to preclude the distribution from being treated as part of a disguised sale for federal tax purposes; and

    . to all unitholders so that the amount distributed to Archstone-Smith is sufficient to enable Archstone-Smith to pay shareholder distributions that will:

         .    satisfy the requirements for qualifying as a REIT; and

         . avoid any federal income or excise tax liability for Archstone-Smith.

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         If Archstone-Smith is not publicly traded, Archstone is required to make cash distributions with respect to Class A-1 and Class A-2 common units at least annually for each taxable year of Archstone beginning before the twentieth anniversary of the partnership merger in an aggregate amount that reflects at least 90% of Archstone's taxable income for that year allocable to the Class A-1 and Class A-2 common units. These distributions will be made not later than 60 days after the end of that year.

         Archstone-Smith. Maryland REIT law does not specify rules for the payment of dividends or other distributions by Maryland REITs, such as Archstone-Smith. The Archstone-Smith declaration of trust provides that the trustees will endeavor to declare and pay distributions as necessary for it to qualify as a REIT under the Internal Revenue Code, so long as qualification as a REIT, in the opinion of the board of trustees, is in the best interest of the shareholders. However, shareholders do not have any right to a distribution unless and until authorized by the board of trustees and declared by the trust and then subject to the rights of holders of any class or series of preferred shares.

Nature of Investment

         Archstone. The Class A-1 common units constitute equity interests of Archstone entitling each holder to its proportionate share of cash distributions made to the holders of units.

         Archstone-Smith. Archstone-Smith common shares constitute equity interests of Archstone-Smith. Archstone-Smith is entitled to receive its proportionate share of distributions made by Archstone with respect to the units. Each holder of Archstone-Smith common shares is entitled to a proportionate share of any dividends or distributions paid with respect to the common shares. The dividends payable to the holders of Archstone-Smith common shares are not fixed in amount and are only paid if, when and as declared by Archstone-Smith's board of trustees. In order to qualify as a REIT, Archstone-Smith must distribute at least 90% of its taxable income, excluding capital gains, and any taxable income, including capital gains, not distributed will be subject to corporate income tax.

Liquidity

         Archstone. A holder of Class A-1 common units may only transfer its units with Archstone-Smith's consent, which consent may be withheld in Archstone-Smith's sole discretion. Subject to conditions, each holder of Class A-1 common units has the right to elect to have its units redeemed by Archstone. Upon redemption, such holder will receive, at Archstone-Smith's election, either Archstone-Smith common shares or the cash equivalent in exchange for such units.

         Archstone-Smith. Archstone-Smith's common shares are freely transferable, subject to the ownership limit contained in Archstone-Smith's declaration of trust. The common shares are listed on the New York Stock Exchange, and a public market for the common shares exists. The breadth and strength of this secondary market will depend, among other things, upon the number of common shares outstanding, Archstone-Smith's financial results and prospects, the general interest in Archstone-Smith and its real estate investments and Archstone-Smith's dividend yield compared to that of other debt and equity securities.

Management

         Archstone. Except as otherwise expressly provided in the Archstone declaration of trust, the business and affairs of Archstone are managed by its trustee, Archstone-Smith, which has the exclusive right and full authority and responsibility to manage and operate Archstone's business. Unitholders do not have any right to participate in or exercise control or management power over the business and affairs of Archstone or the power to sign documents for or otherwise bind Archstone. Archstone-Smith, as trustee, has full power and authority to do all things it deems necessary or desirable to conduct the business of Archstone, as described below. In particular, Archstone-Smith, as trustee, is under no obligation to consider the tax consequences to unitholders when making decisions for the benefit of Archstone. The unitholders, other than the Class A-2 common unitholders, have no power to remove Archstone-Smith or any other trustee. Archstone-Smith and any other trustee, however, may not take any action that is

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

contrary to an express limitation or prohibition in the Archstone declaration of trust without an amendment to that provision adopted under the Archstone declaration of trust.

         In addition, the consent of the unitholders to some matters is necessary in limited circumstances, as described below.

         Archstone-Smith. Except as otherwise expressly provided in the Archstone-Smith declaration of trust, the business and affairs of Archstone-Smith are managed by its board of trustees. Shareholders do not have any right to participate in or exercise control or management power over the business and affairs of Archstone-Smith or the power to sign documents for or otherwise bind Archstone-Smith.

Sale of All or Substantially All Assets, Mergers, Consolidations or Similar Transactions

         Archstone. A sale, exchange, transfer or other disposition of all or substantially all of the assets of Archstone in a single transaction or a series of related transactions, other than pursuant to a dissolution and liquidation of Archstone, including by way of a merger, consolidation or other combination of Archstone with another entity, will require the following:

    . if the transaction is in connection with a similar transaction involving Archstone-Smith which has also been approved by a majority of the outstanding Archstone units, including Archstone units held directly or indirectly by Archstone-Smith, and in connection with which all unitholders have the right to receive consideration which, on a per unit basis, is equivalent in value to the consideration to be received by the shareholders of Archstone-Smith on a per share basis, approval by the holders of a majority of the outstanding Archstone common units outstanding and entitled to vote thereon, including any Class A-2 units held by Archstone-Smith; or

    . in the case of any other transaction, the approval of the holders of majority of the outstanding Archstone Class A-1 common units outstanding and entitled to vote thereon.

         Archstone Smith. Under the Maryland REIT Law, a merger involving a Maryland real estate investment trust generally requires approval by the affirmative vote of not less than two-thirds of all votes entitled to be cast on the matter, unless the declaration of trust specifies a greater or lesser percentage, but not less than a majority of all votes entitled to be cast. The Maryland REIT Law does not address the requirements for the approval by shareholders of a consolidation or sale of all or substantially all of the assets of a real estate investment trust.

         Subject to the rights of any class or series of preferred shares outstanding, the Archstone-Smith declaration of trust provides that the trust may merge with or into another entity, consolidate the trust with one or more other entities into a new entity, or sell or otherwise dispose of all or substantially all of the assets of the trust so long as such action is approved by the board of trustees and by the shareholders at a special meeting by the affirmative vote of the holders of not less than a majority of the shares outstanding and entitled to vote on the matter.

Indemnification

         Archstone. Archstone will indemnify, to the fullest extent provided by law, any person or entity made a party to a proceeding by reason of its status as a unitholder or a trustee, director or officer of Archstone-Smith or Archstone and any other persons or entities as Archstone-Smith may designate, in its sole discretion, from and against any and all losses, claims, damages, liabilities, joint or several, and expenses. Expenses include, without limitation, attorneys' fees and other legal fees and expenses, judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, incurred by the indemnitee and relating to Archstone or Archstone-Smith or the operation of, or the ownership of property by, either Archstone-Smith or Archstone, as described in the declaration of trust of Archstone, in which the indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that:

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

    . the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

    . the indemnitee actually received an improper personal benefit in money, property or services, or

    . in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

         Any indemnification will be made only out of the assets of Archstone and any insurance proceeds from the liability policy covering Archstone-Smith or Archstone. Indemnitees, Archstone-Smith, and limited partners will have no obligation to contribute to the capital of Archstone or otherwise provide funds to enable Archstone to fund its indemnity obligations.

         Archstone may advance amounts to an indemnitee for expenses upon receipt of:

    . a written affirmation of the indemnitee that it believes it has met the standard of conduct necessary to entitle it to indemnification, and

    . a written undertaking of the indemnitee that it will repay any advances if it shall be ultimately determined that the indemnitee did not meet the appropriate standard of conduct.

         These indemnification rights are in addition to any other rights afforded to an indemnitee under any other agreement, by vote of the unitholders, under applicable law or otherwise. These rights will continue as to an indemnitee who has ceased to serve unless otherwise provided in a written agreement under which indemnitees are indemnified. Archstone is authorized to purchase and maintain insurance on behalf of the indemnitees with respect to the foregoing matters.

         Excise taxes assessed on an indemnitee with respect to an employee benefit plan according to applicable law will constitute fines. Actions taken or omitted by the indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan will be deemed to be for a purpose which is not opposed to the best interests of Archstone.

         An indemnitee will not be denied indemnification in whole or in part because the indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the declaration of trust of Archstone.

         Archstone-Smith. Maryland law generally permits a Maryland real estate investment trust to indemnify any person made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that the person is or was a trustee, officer, employee or agent of the trust or any predecessor entity, or is or was serving at the request of the trust or predecessor entity as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, on the same terms and subject to the same limitations as described above for a Maryland corporation.

         The declaration of trust of Archstone-Smith provides that the trust shall indemnify each trustee, officer and employee to the fullest extent permitted by Maryland law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a trustee, officer, employee or agent of the trust or is or was serving at the request of the trust as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and shall pay or reimburse reasonable expenses, as such expenses are incurred, of each trustee, officer, employee or agent in connection with any such proceedings.

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

Amendment of Declaration of Trust

         Archstone. In general, the declaration of trust of Archstone may be amended only with the approval of Archstone-Smith, as trustee, and unitholders holding a majority of the outstanding common units entitled to vote thereon. However, after Archstone-Smith has declared an amendment advisable, the holders of at least a majority of the outstanding Class A-2 common units have the power, without the consent of the other unitholders, to amend the declaration of trust of Archstone as may be required:

    . to add to the obligations of Archstone-Smith or surrender any right or power granted to Archstone-Smith or any affiliate of Archstone-Smith for the benefit of the unitholders;

    . to reflect any changes in the status of unitholders under the declaration of trust of Archstone;

    . to set forth the designations, rights, powers, duties and preferences of the holders of any additional units issued according to the authority granted to Archstone-Smith under the Archstone declaration of trust;

    . to reflect a change that does not adversely affect the unitholders in any material respect, or to cure any ambiguity, correct or supplement any provision in the Archstone declaration of trust that is not inconsistent with law or with other provisions of the Archstone declaration of trust, or make other changes with respect to matters arising under the Archstone declaration of trust that will not be inconsistent with law or with the provisions of the Archstone declaration of trust; and

    . to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local agency or contained in federal, state or local law.

         The approval of the holders of at least a majority of the outstanding Class A-1 common units is necessary to amend provisions regarding, among other things:

    . the restrictions imposed on the issuance of additional units to Archstone-Smith other than in connection with the issuance by Archstone-Smith of shares or in connection with a distribution by Archstone to all unitholders;

    . the distribution requirements with respect to the Archstone Class A-1 and Class A-2 common units if Archstone-Smith is not publicly traded;

    . the restrictions on Archstone-Smith's authority described above under "--Sale of Substantially All of Archstone's Assets";

    . the restrictions on Archstone-Smith's power to conduct businesses other than owning units of Archstone and managing the business of Archstone and the relationship of Archstone-Smith shares to the units;

    .    the limitations on transactions with affiliates;

    .    the liability of Archstone-Smith for monetary damages to Archstone;

    .    the rights of unitholders to obtain specified information; or

    .    the transfer of units held by Archstone-Smith.

         The Archstone declaration of trust may not be amended with respect to any unitholder adversely affected by the amendment without the consent of that unitholder if the amendment would, among other things:

    .    convert a unit into a Class A-2 common unit;

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

    . modify the limited liability of a unitholder or require a unitholder to make additional capital contributions;

    . allow Archstone-Smith to take any action in contravention of any express prohibition or limitation of the declaration of trust;

    . alter the interest of a unitholder in profits or losses, or the right to receive any distributions, except as permitted under the declaration of trust of Archstone with respect to the admission of new unitholders, or the issuance of additional Archstone units;

    .    alter the redemption right of the unitholders of Archstone;

    .    alter the rights of unitholders to transfer their units;

    . alter the time periods before which Archstone-Smith may cause a dissolution of Archstone or before which it may permit a termination of Archstone's status as a partnership for federal income tax purposes;

    . alter the provision requiring the approval of each unitholder adversely affected by a proposed amendment of the Archstone declaration of trust; or

    . alter the provisions regarding the giving of notice under the declaration of trust.

         Archstone-Smith. Subject to the rights of any class or series of preferred shares outstanding, amendments to the declaration of trust of Archstone-Smith are governed by the provisions of the Maryland REIT Law. Under the Maryland REIT Law, with specified exceptions, amendments to Archstone-Smith's declaration of trust require its board of trustees to adopt a resolution which sets forth the proposed amendment, declare that it is advisable and direct that the proposed amendment be submitted for consideration at an annual or special meeting of the shareholders entitled to vote to approve the amendment and require approval by at least a majority of the outstanding shares entitled to vote.

         As permitted under Maryland REIT Law, however, the Archstone-Smith declaration of trust provides that the trustees, by a two-thirds vote, may at any time amend the declaration of trust solely to enable the trust to qualify as a REIT under the Internal Revenue Code or as a real estate investment trust under Maryland law, without action by its shareholders. In addition, as permitted by Maryland REIT Law, the Archstone-Smith declaration of trust permits the board of trustees, without any action by the shareholders, to amend the declaration of trust to increase or decrease the aggregate number of shares of beneficial interest or, subject to the rights of holders of certain series of preferred shares, the number of shares of beneficial interest of any class that the trust has authority to issue.

Meetings and Voting Rights

         Archstone. There will be an annual meeting of unitholders at a time and place as Archstone shall prescribe, at which trustees may be elected and any other proper business may be conducted. The annual meeting of unitholders will be held upon reasonable notice at a convenient location and within a reasonable period following delivery of the annual report. Special meetings of unitholders may be called by Archstone or by the chairman of the board, president or chief financial officer of Archstone, and must be called upon the written request of unitholders holding in the aggregate 25% or more of the outstanding units of Archstone entitled to vote. Notice stating the place, date and time of the unitholders' meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, must be delivered not less than 10 nor more than 60 days before the day of the meeting either personally or by mail to each unitholder of record entitled to vote at the meeting. No unitholder not entitled to vote at a meeting will have any rights to notice of a meeting except as expressly provided for in the Archstone declaration of trust or under law. No other business than that which is stated in the call for a special meeting will be considered at the meeting.

         Only Class A-2 common unitholders have the right to vote in the election of trustees. Exclusive voting power is vested in the common units, except to the extent that the Archstone declaration of trust or Maryland law provides voting rights to any other class of units.

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

         Archstone-Smith. There will be an annual meeting of shareholders at a time and place as Archstone-Smith shall prescribe, at which trustees may be elected and any other proper business may be conducted. The annual meeting of shareholders will be held upon reasonable notice at a convenient location and within a reasonable period following delivery of the annual report. Archstone-Smith's declaration of trust provides that special meetings of shareholders may be called by a majority of the trustees or by the chairman of the board, the president or the chief executive officer, and upon the written request of shareholders holding not less than 25% of the outstanding shares entitled to vote.

Shareholder/Unitholder Protection Rights Agreements

         Archstone. Archstone does not have a unitholder protection rights plan or "poison pill." However, in the event that Archstone-Smith acquires additional units upon the exercise by shareholders of Archstone-Smith of rights issued under the Archstone-Smith shareholder rights plan, unitholders will have the right to acquire additional units in Archstone as described above under "Description of Class A-1 Common Units--Unitholder Purchase Rights."

         Archstone-Smith. On August 31, 2001, Archstone-Smith adopted a shareholder rights plan. On that date, Archstone, as the sole trustee of Archstone-Smith, authorized and Archstone declared a dividend, to be paid to holders of record of common shares on the effective date of the reorganization of Archstone into an UPREIT, of one preferred share purchase right for each outstanding Archstone-Smith common share. Archstone-Smith common shares issued after that date, including shares issued in the reorganization of Archstone into an UPREIT and in the merger of Smith Residential and Archstone-Smith, and prior to the redemption or expiration of the rights or the rights distribution date, as described below, will have an attached right. Each right entitles the registered holder under certain circumstances to purchase from Archstone-Smith one one-hundredth of a share of Series B junior participating preferred shares of Archstone-Smith, at a price of $75 per one one-hundredth of a Series B junior participating preferred share, subject to adjustment.

         The rights distribution date will occur upon the earliest of:

    . 10 days following a public announcement that a person or group has become an acquiring person, as described below, or

    . 15 business days, or a later date to be determined by the board of trustees prior to the time any person becomes an acquiring person, following the date any person or group commences or announces an intention to make a tender or exchange offer which, if completed, would result in that person beneficially owning 15% or more of the outstanding common shares of Archstone-Smith, with some exceptions.

         An acquiring person is any person or group of affiliated or associated persons which beneficially owns 15% or more of the outstanding common shares of Archstone-Smith, with some exceptions.

         The rights will become exercisable only after the rights distribution date. In that event, each holder of a right, other than rights beneficially owned by the acquiring persons, will have the right to receive upon exercise of the right a number of common shares having a market value of twice the purchase price. In the event that, after any person or group becomes an acquiring person, either Archstone-Smith is acquired in a merger or other business combination or 50% or more of its consolidated assets or earning power are sold, then each holder of a right would be entitled to receive, upon exercise, common stock of the acquiring company having a market value equal to twice the exercise price of the right.

         The board of trustees of Archstone-Smith may also elect, at any time after any person or group becomes an acquiring person and prior to the acquisition by that person or group of 50% or more of the outstanding common shares of Archstone-Smith, to exchange the rights, in whole or in part, at an exchange ratio of one common share or one one-hundredth of a Series B junior participating preferred share per right, subject to adjustment. At any time before a person or group becomes an acquiring person, the board of trustees may redeem all of the outstanding rights at a price of $0.001 per right, payable in cash, Archstone-Smith common shares or any other form of consideration deemed appropriate by the board of trustees. Immediately upon the redemption of the rights, the right to exercise the rights will terminate and each right will thereafter represent only the right to receive the redemption price.

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

         Any redemption of rights or any modification or termination of the shareholders rights plan must be approved by a majority of the board of trustees of Archstone-Smith who are not acquiring persons or associated with an acquiring person and who were members of the board of trustees immediately prior to the time any person becomes an acquiring person.

         The rights will expire on August 31, 2011, unless the expiration date is extended or unless the rights are earlier redeemed or exchanged by Archstone-Smith as provided in the shareholder rights agreement.

         The exercise price, the number of rights outstanding, and the number of Series B junior participating preferred shares or other securities or property issuable upon exercise of the rights, are subject to adjustment under certain circumstances from time to time to prevent dilution.

Taxation

         Archstone. Archstone is not subject to federal income taxes. Instead, each holder of units includes his allocable share of Archstone's taxable income or loss in determining his individual federal income tax liability. The maximum effective federal tax rate for individuals under current law is 39.1%.

         Income and loss from Archstone generally will be subject to the "passive activity" limitations. Under the "passive activity" rules, income and loss from Archstone that is considered "passive income" generally can be offset only against income and loss from other investments that constitute "passive activities," unless Archstone is considered a "publicly traded partnership," in which case income and loss from Archstone can be offset only against other income and loss from Archstone. Income of Archstone, however, attributable to dividends from our property service businesses or interest paid by the property service businesses will not qualify as passive income and cannot be offset with losses and deductions from a "passive activity," including losses and deductions attributable to Archstone's multifamily rental activities.

         Cash distributions from Archstone will not be taxable to a holder of units except to the extent they exceed the holder's basis in his interest in Archstone, which includes the holder's allocable share of Archstone's debt.

         Each year, holders of units will receive a Schedule K-1 tax form containing detailed tax information for inclusion in preparing their federal income tax returns.

         Holders of units are required, in some cases, to file state income tax returns and/or pay state income taxes in the states in which Archstone owns property, even if they are not residents of those states.

         Archstone-Smith. Archstone-Smith will elect to be taxed as a REIT which election will be effective for its current taxable year. So long as Archstone-Smith qualifies as a REIT, it will be permitted to deduct dividends paid to its shareholders, which effectively will reduce the "double taxation" that typically results when a corporation earns income and distributes that income to its shareholders in the form of dividends. Our taxable REIT subsidiaries, however, will not qualify as REITs and thus they will be subject to federal income tax on their net income at normal corporate rates. The maximum effective tax rate for corporations under current law is 35%.

         Dividends Archstone-Smith pays will be treated as "portfolio" income and cannot be offset with losses from "passive activities."

         Distributions Archstone-Smith makes to its taxable domestic shareholders out of current or accumulated earnings and profits will be taken into account by them as ordinary income. Distributions in excess of current or accumulated earnings and profits that are not designated as capital gain dividends will be treated as a non-taxable return of basis to the extent of a shareholder's adjusted basis in its shares of common stock, with the excess taxed as capital gain. Distributions that are designated as capital gain dividends generally will be taxed as gains from the sale or exchange of a capital asset held for more than one year, to the extent they do not exceed Archstone-Smith's actual net capital gain for the taxable year. Archstone-Smith may elect to require its shareholders to include its undistributed net capital gains in their income. If Archstone-Smith so elects, shareholders would include their proportionate share of such gains in their income and be deemed to have paid their share of the tax paid by Archstone-Smith on such gains.

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

         Each year, shareholders will receive Form 1099 used by corporations to report dividends paid to their shareholders.

         Shareholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to Archstone-Smith's operations and distributions. Archstone-Smith may be required to pay state income taxes in states where it is authorized to do business.

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                        FEDERAL INCOME TAX CONSIDERATIONS

         Archstone-Smith intends to operate in a manner that permits it to satisfy the requirements for taxation as a real estate investment trust ("REIT") under the applicable provisions of the Internal Revenue Code. No assurance can be given, however, that such requirements will be met. The following is a description of the federal income tax consequences to Archstone-Smith and its shareholders of the treatment of Archstone-Smith as a REIT. Archstone-Smith owns substantially all of its assets and conducts all of its operations through Archstone. Since these provisions are highly technical and complex, you are urged to consult your own tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of Archstone-Smith shares.

         Based upon its representations with respect to the facts as set forth and explained in the discussion below, in the opinion of Archstone-Smith's counsel, Mayer, Brown & Platt, Archstone-Smith has been organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation described in the prospectus relating to the merger and as represented by management will enable Archstone-Smith to satisfy the requirements for such qualification.

         This opinion is based on representations made by Archstone-Smith as to certain factual matters relating to its organization and intended or expected manner of operation. In addition, this opinion is based on the law existing and in effect on the date of filing of this report. Archstone-Smith's qualification and taxation as a REIT will depend on its ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels and diversity of share ownership and the various qualification tests imposed under the Internal Revenue Code discussed below. Mayer, Brown & Platt will not review compliance with these tests on a continuing basis. No assurance can be given that Archstone-Smith will satisfy such tests on a continuing basis.

         In brief, if the conditions imposed by the REIT provisions of the Internal Revenue Code are met, entities such as Archstone-Smith, that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations, are allowed a deduction for dividends paid to shareholders. This treatment substantially eliminates the "double taxation" at both the corporate and shareholder levels that generally results from the use of corporations. However, as discussed in greater detail below, such an entity remains subject to tax in certain circumstances even if it qualifies as a REIT.

         If Archstone-Smith fails to qualify as a REIT in any year, Archstone-Smith will be subject to federal income taxation as if Archstone-Smith was a domestic corporation for that year and, potentially, one or more subsequent years, and its shareholders will be taxed in the same manner as shareholders of ordinary corporations. In this event, Archstone-Smith could be subject to potentially significant tax liabilities, and therefore the amount of cash available for distribution to its shareholders would be reduced or eliminated.

         The board of trustees believes that Archstone-Smith has been organized and operated and currently intends that Archstone-Smith will continue to operate in a manner that permits Archstone-Smith to qualify as a REIT. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a REIT depends on its continuing to satisfy numerous asset, income and distribution tests described below, which in turn will be dependent in part on its operating results.

         The following summary is based on the Internal Revenue Code, its legislative history, administrative pronouncements, judicial decisions and United States Treasury Department regulations, subsequent changes to any of which may affect the tax consequences described in this prospectus, possibly on a retroactive basis. The following summary is not exhaustive of all possible tax considerations and does not give detailed discussion of any state, local, or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to various types of shareholders, including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States, subject to special treatment under the federal income tax laws.

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

Taxation of Archstone-Smith

         General

         In any year in which Archstone-Smith qualifies as a REIT, in general Archstone-Smith will not be subject to federal income tax on that portion of its REIT taxable income or capital gain which is distributed to shareholders. Archstone-Smith may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed to shareholders. To the extent that Archstone-Smith elects to retain and pay income tax on its net long-term capital gain, shareholders are required to include their proportionate share of its undistributed long-term capital gain in income but receive a credit for their share of any taxes paid on such gain by Archstone-Smith.

         Notwithstanding its qualification as a REIT, Archstone-Smith may also be subject to taxation in other circumstances. If Archstone-Smith should fail to satisfy either the 75% or the 95% gross income test, which are discussed below, and nonetheless maintain its qualification as a REIT because other requirements are met, Archstone-Smith will be subject to a 100% tax on the greater of either
(1) the amount by which 75% of its gross income exceeds the amount qualifying under the 75% test for the taxable year or (2) the amount by which 90% of its gross income exceeds the amount of its income qualifying under the 95% test for the taxable year, multiplied in either case by a fraction intended to reflect its profitability. Archstone-Smith will be subject to a tax of 100% on net income from any "prohibited transaction," as described below, and if Archstone-Smith has net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, Archstone-Smith will be subject to tax on such income from foreclosure property at the highest corporate rate. Archstone-Smith will also be subject to a tax of 100% on the amount of any rents from real property, deductions or excess interest paid by any of its "taxable REIT subsidiaries" to Archstone-Smith that would be reduced through reapportionment under section 482 of the Internal Revenue Code in order to more clearly reflect income of the taxable REIT subsidiary. A taxable REIT subsidiary is any corporation for which a joint election has been made by a REIT and such corporation to treat such corporation as a taxable REIT subsidiary with respect to such REIT. See "Other Tax Considerations--Investments in taxable REIT subsidiaries." In addition, if Archstone-Smith should fail to distribute during each calendar year at least the sum of:

         (1)      85% of its REIT ordinary income for such year;

         (2) 95% of its REIT capital gain net income for such year, other than capital gains Archstone-Smith elects to retain and pay tax on as described below; and

         (3)      any undistributed taxable income from prior years,

         Archstone-Smith would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. To the extent that Archstone-Smith elects to retain and pay income tax on its long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax. A REIT is permitted to designate in a notice mailed to shareholders within 60 days of the end of the taxable year, or in a notice mailed with its annual report for the taxable year, such amount of undistributed net long-term capital gains it received during the taxable year, which its shareholders are to include in their taxable income as long-term capital gains. Thus, if Archstone-Smith made this designation, its shareholders would include in their income as long-term capital gains their proportionate share of the undistributed net capital gains as designated by Archstone-Smith and Archstone-Smith would have to pay the tax on such gains within 30 days of the close of its taxable year. Each of its shareholders would be deemed to have paid the shareholder's share of the tax paid by Archstone-Smith on such gains, which tax would be credited or refunded to the shareholder. A shareholder would increase his tax basis in his shares by the difference between the amount of income to the holder resulting from the designation less the holder's credit or refund for the tax paid by Archstone-Smith. Archstone-Smith may also be subject to the corporate "alternative minimum tax," as well as tax in various situations and on some types of transactions not presently contemplated. Archstone-Smith will use the calendar year both for federal income tax purposes and for financial reporting purposes.

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

         In order to qualify as a REIT, Archstone-Smith must meet, among others, the following requirements:

         Share ownership test

         Archstone-Smith's shares must be held by a minimum of 100 persons for at least 335 days in each taxable year following its first taxable year (or a proportional number of days in any short taxable year). In addition, at all times during the second half of each taxable year following its first taxable year, no more than 50% in value of its shares may be owned, directly or indirectly and by applying constructive ownership rules, by five or fewer individuals, which for this purpose includes some tax-exempt entities. Any shares held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. If Archstone-Smith complies with the Treasury Department regulations for ascertaining its actual ownership and did not know, or exercising reasonable diligence would not have reason to know, that more than 50% in value of its outstanding shares were held, actually or constructively, by five or fewer individuals, then Archstone-Smith will be treated as meeting such requirement.

         In order to ensure compliance with the 50% test, Archstone-Smith has placed restrictions on the transfer of its shares to prevent additional concentration of ownership. Moreover, to evidence compliance with these requirements under Treasury Department regulations, Archstone-Smith must maintain records which disclose the actual ownership of its outstanding shares and such regulations impose penalties against Archstone-Smith for failing to do so. In fulfilling its obligations to maintain records, Archstone-Smith must and will demand written statements each year from the record holders of designated percentages of its shares disclosing the actual owners of such shares as prescribed by Treasury Department regulations. A list of those persons failing or refusing to comply with such demand must be maintained as a part of its records. A shareholder failing or refusing to comply with its written demand must submit with his or her tax returns a similar statement disclosing the actual ownership of its shares and other information. In addition, the declaration of trust of Archstone-Smith provides restrictions regarding the transfer of shares that are intended to assist Archstone-Smith in continuing to satisfy the share ownership requirements. Archstone-Smith intends to enforce the 9.8% limitation on ownership of shares to assure that its qualification as a REIT will not be compromised.

         Asset tests

         At the close of each quarter of its taxable year, Archstone-Smith must satisfy tests relating to the nature of its assets determined in accordance with generally accepted accounting principles. Where Archstone-Smith invests in a partnership, limited liability company or trust taxed as a partnership or as a disregarded entity, such as Archstone, Archstone-Smith will be deemed to own a proportionate share of the partnership's, limited liability company's or trust's assets. In addition, when Archstone-Smith owns 100% of a corporation that is not a taxable REIT subsidiary, Archstone-Smith will be deemed to own 100% of the corporation's assets. First, at least 75% of the value of its total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, government securities, and qualified temporary investments. Second, although the remaining 25% of its assets generally may be invested without restriction, Archstone-Smith is prohibited from owning securities representing more than 10% of either the vote or value of the outstanding securities of any issuer other than a qualified REIT subsidiary, another REIT or a taxable REIT subsidiary (the "10% vote and value test"). Further, no more than 20% of the value of its total assets may be represented by securities of one or more taxable REIT subsidiaries and no more than 5% of the value of its total assets may be represented by securities of any non-government issuer other than a qualified REIT subsidiary, another REIT or a taxable REIT subsidiary (the "20% and 5% asset tests").

         As noted above, when Archstone-Smith invests in an entity classified as a partnership for federal income tax purposes such as Archstone, Archstone-Smith will be deemed to own a proportionate share of Archstone's assets. The partnership interest does not constitute a security for purposes of these tests. See "--Tax aspects of its investments in partnerships." Accordingly, its investment in properties through its interest in Archstone is treated as an investment in qualified assets for purposes of the 75% asset test to the extent Archstone's assets so qualify. Archstone currently owns securities of issuers which are not treated as qualified REIT subsidiaries or REITs and may acquire additional such securities in the future. By virtue of its partnership interest in Archstone, Archstone-Smith is deemed to own initially a pro rata share of such securities. Based upon an analysis of the estimated value of the securities owned by Archstone in taxable REIT subsidiaries and non-government issuers relative to the estimated value of the total assets owned by Archstone, Archstone-Smith believes that the 10% vote and value test and the 20% and 5% asset tests on the date of this prospectus should be satisfied. In rendering its opinion as to its qualification as a REIT, Mayer, Brown & Platt is relying on its representations with respect to the value of the stock and assets and its conclusion that Archstone-Smith satisfies each of the 10% vote and value test and the 20% and 5% asset tests.

         Each of the 10% vote and value test and the 20% and 5% asset tests must be satisfied at the end of any quarter in which Archstone-Smith acquires additional securities of any issuer. If any unitholder of Archstone exercises its redemption option to exchange units for common shares, Archstone-Smith will thereby increase its proportionate indirect ownership interest in Archstone. This will require Archstone-Smith to meet the 10% vote and value test and the 20% and 5% asset tests in any quarter in which the conversion option is exercised. A similar result will follow in the case of any exchange of units by employees of Archstone or any subsidiary that they received pursuant to its long term incentive compensation plan. Archstone-Smith plans to take steps to ensure that the 10% vote and value test and the 20% and 5% asset tests are satisfied for any quarter in which retesting is to occur. However, Archstone-Smith cannot give assurance that the steps will always be successful and will not require a reduction in Archstone's overall interest in the securities of any issuer.

         Gross income tests

         There are currently two separate percentage tests relating to the sources of its gross income which must be satisfied for each taxable year. For purposes of these tests, where Archstone-Smith invests in a partnership, limited liability company or trust taxed as a partnership or as a disregarded entity, Archstone-Smith will be treated as receiving its share of the income and loss of the partnership, limited liability company or trust, and the gross income of the partnership, limited liability company or trust will retain the same character in its hands as it has in the hands of the partnership, limited liability company or trust. In addition, when Archstone-Smith owns 100% of a corporation that is not a taxable REIT subsidiary, Archstone-Smith will be deemed to receive 100% of the corporation's income. The two tests are as follows:

         1. The 75% Test. At least 75% of its gross income for the taxable year must be "qualifying income." Qualifying income generally includes:

         (1)      rents from real property except as modified below;

         (2) interest on obligations secured by mortgages on, or interests in, real property;

         (3) gains from the sale or other disposition of non "dealer property," which means interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of its trade or business;

         (4) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares;

         (5)      abatements and refunds of real property taxes;

         (6) income from the operation of, and gain from the sale of, "foreclosure property," which means property acquired at or in lieu of a foreclosure of the mortgage secured by such property for which an election has been made;

         (7) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; and

         (8) certain qualified temporary investment income attributable to the investment of new capital received by Archstone-Smith in exchange for its shares or certain publicly offered debt which income is received or accrued during the one-year period following the receipt of such capital.

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

          Rents received from a resident will not, however, qualify as rents from real property in satisfying the 75% test, or the 95% gross income test described below, if Archstone-Smith, or an owner of 10% or more of its shares, directly or constructively owns 10% or more of such resident unless the resident is a taxable REIT subsidiary of Archstone-Smith and certain other requirements are met with respect to the real property being rented. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property, or as interest income, for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, Archstone-Smith generally must not furnish or render services to residents, other than through a taxable REIT subsidiary or an "independent contractor" from whom Archstone-Smith derives no income, except that Archstone-Smith may directly provide services that are "usually or customarily rendered" in connection with the rental of apartment units for occupancy only, or are not otherwise considered "rendered to the occupant for his convenience." A REIT is permitted to render a de minimis amount of impermissible services to tenants, and still treat amounts received with respect to that property as rent from real property. The amount received or accrued by the REIT during the taxable year for the impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the REIT directly or indirectly from the property. The amount received for any service or management operation for this purpose shall be deemed to be not less than 150% of the direct cost of the REIT in furnishing or rendering the service or providing the management or operation. Furthermore, Archstone-Smith may furnish such impermissible services to tenants through a taxable REIT subsidiary and still treat amounts otherwise received with respect to the property as rent from real property.

          Archstone provides services at the properties that it owns and may provide the services at any newly acquired properties of it. Archstone-Smith believes that, for purposes of the 75% and 95% gross income tests, the services provided at its properties are or will be of the type which are usually or customarily rendered in connection with the rental of space for occupancy only and not those rendered to the occupant for his convenience. Archstone-Smith believes this is also true for any other services and amenities provided by Archstone or its agents. Mayer, Brown & Platt, in rendering its opinion as to its qualification as a REIT, is relying on its representations to that effect. Archstone-Smith intends that independent contractors or a taxable REIT subsidiary will perform services that cannot be provided directly by Archstone or its agents.

          2. The 95% Test. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of its gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property. Dividends, other than on REIT shares, and interest on any obligations not secured by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test. In addition, payments to Archstone-Smith under an interest rate swap, cap agreement, option, futures contract, forward rate agreement or any similar financial instrument entered into by Archstone-Smith to hedge indebtedness incurred or to be incurred, and any gain from the sale or other disposition of these instruments, are treated as qualifying income for purposes of the 95% test, but not for purposes of the 75% test.

          For purposes of determining whether Archstone-Smith complies with the 75% and 95% income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of property held primarily for sale to customers in the ordinary course of a trade or business, excluding foreclosure property, unless such property is held by Archstone-Smith for at least four years and other requirements relating to the number of properties sold in a year, their tax bases, and the cost of improvements made to the property are satisfied. See "--Taxation of Archstone-Smith--General."

          Archstone-Smith believes that for purposes of both the 75% and the 95% gross income tests, its investment in properties through Archstone in major part gives rise to qualifying income in the form of rents. Archstone-Smith also believes that gains on sales of the properties, or of its interest in Archstone, generally will also constitute qualifying income.

          Even if Archstone-Smith fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, Archstone-Smith may still qualify as a REIT for such year if Archstone-Smith is entitled to relief under provisions of the Internal Revenue Code. These relief provisions will generally be available if:

          (1) its failure to comply was due to reasonable cause and not to willful neglect;

          (2) Archstone-Smith reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and

          (3) any incorrect information on this schedule is not due to fraud with intent to evade tax.

          If these relief provisions apply, however, Archstone-Smith will nonetheless be subject to a special tax upon the greater of the amount by which Archstone-Smith fails either the 75% or 95% gross income test for that year.

          Annual distribution requirements

          In order to qualify as a REIT, Archstone-Smith is required to make distributions, other than capital gain dividends, to its shareholders each year in an amount at least equal to the sum of 90% of its REIT taxable income, computed without regard to the dividends paid deduction and REIT net capital gain, plus 90% of its net income after tax, if any, from foreclosure property, minus the sum of various items of excess non-cash income.

          Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Archstone-Smith timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that Archstone-Smith does not distribute all of its net capital gain or if Archstone-Smith distributes at least 90%, but less than 100%, of its REIT taxable income, as adjusted, Archstone-Smith will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. A REIT is permitted, with respect to undistributed net long-term capital gains it received during the taxable year, to designate in a notice mailed to shareholders within 60 days of the end of the taxable year, or in a notice mailed with its annual report for the taxable year, such amount of such gains which its shareholders are to include in their taxable income as long-term capital gains. Thus, if Archstone-Smith made this designation, its shareholders would include in their income as long-term capital gains their proportionate share of the undistributed net capital gains as designated by Archstone-Smith and Archstone-Smith would have to pay the tax on such gains within 30 days of the close of its taxable year. Each of its shareholders would be deemed to have paid the shareholder's share of the tax paid by Archstone-Smith on such gains, which tax would be credited or refunded to the shareholder. A shareholder would increase his tax basis in his shares by the difference between the amount of income to the holder resulting from the designation less the holder's credit or refund for the tax paid by Archstone-Smith.

          Archstone-Smith intends to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the declaration of trust of Archstone authorizes Archstone-Smith in its capacity as trustee to take the steps as may be necessary to cause Archstone to distribute to its unitholders an amount sufficient to permit Archstone-Smith to meet the distribution requirements. It is possible that Archstone-Smith may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing its REIT taxable income on the other hand. Additionally, this may be due to Archstone's inability to control cash distributions from any properties over which it does not have decision making control, or for other reasons. To avoid any problem with the 90% distribution requirement, Archstone-Smith will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, intend to borrow funds or cause Archstone or other affiliates to borrow funds in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.

          Distributions must generally be made during the taxable year to which they relate. Dividends may be paid in the following year in two circumstances. First, dividends may be declared in the following year if the dividends are declared before Archstone-Smith timely files its tax return for the year and if made before the first regular dividend payment made after such declaration. Second, if Archstone-Smith declares a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend on or before

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

January 31 of the following year, Archstone-Smith will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. To the extent that Archstone-Smith does not distribute all of its net capital gain or if Archstone-Smith distributes at least 90%, but less than 100% of its REIT taxable income, as adjusted, Archstone-Smith will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be.

          If Archstone-Smith fails to meet the 90% distribution requirement as a result of an adjustment to its tax return by the IRS, Archstone-Smith may retroactively cure the failure by paying a "deficiency dividend," plus applicable penalties and interest, within a specified period.

          Tax aspects of its investments in partnerships

          Archstone-Smith holds units in Archstone. For federal income tax purposes, Archstone is classified as a partnership. In general, a partnership is a "pass-through" entity which is not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partner received a distribution from the partnership. Archstone-Smith will include its proportionate share of the foregoing partnership items for purposes of the various REIT gross income tests and in the computation of its REIT taxable income. See "--Taxation of Archstone-Smith--General" and "--Taxation of Archstone-Smith--Gross income tests."

          Each partner's share of a partnership's tax attributes is determined in accordance with the declaration of trust of Archstone, although the allocations will be adjusted for tax purposes if they do not comply with the technical provisions of Internal Revenue Code section 704(b) and the regulations under Internal Revenue Code section 704(b). Archstone's allocation of tax attributes is intended to comply with these provisions. Notwithstanding these allocation provisions, for purposes of complying with the gross income and asset tests discussed above, Archstone-Smith will be deemed to own its proportionate share of each of the assets of the partnership and will be deemed to have received a share of the income of the partnership based on its capital interest in Archstone. Accordingly, any increase in its REIT taxable income from its interest in Archstone, whether or not a corresponding cash distribution is also received from Archstone, will increase its distribution requirements. However, this income will not be subject to federal income tax in its hands if Archstone-Smith distributes an amount equal to such additional income to its shareholders. Moreover, for purposes of the REIT asset tests, Archstone-Smith will include its proportionate share of assets held by Archstone. See "Taxation of Archstone-Smith--Annual distribution requirements" and "--Taxation of Archstone-Smith--Asset tests."

          Entity Classification. Based on its representations that Archstone will satisfy the conditions to avoid classification as a "publicly traded partnership" under the Internal Revenue Code, in the opinion of Mayer, Brown & Platt, under existing federal income tax law and regulations, Archstone will be treated for federal income tax purposes as a partnership, and not as an association taxable as a corporation. The opinion, however, is not binding on the Internal Revenue Service.

          Tax Allocations with Respect to Book-Tax Difference on Contributed Properties. Under section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of contribution. The amount of unrealized gain or unrealized loss generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution, which is referred to as the book-tax difference. A book-tax difference also can exist with respect to an asset that has not appreciated or depreciated in economic terms if that asset has been depreciated for tax purposes. At the time of the partnership merger, a substantial book-tax difference likely existed with respect to the assets owned by Smith Partnership, particularly those that Smith Partnership previously acquired in exchange for its units.

          The declaration of trust of Archstone requires allocations of income, gain, loss and deductions attributable to the properties with respect to which there is book-tax difference be made in a manner that is consistent with section 704(c) of the Internal Revenue Code. Treasury regulations under section 704(c) require partnerships to use a reasonable method for allocation of items affected by section 704(c) of the Internal Revenue Code. Archstone has agreed to use the traditional method, one of the three methods outlined by the Treasury regulations under section 704(c), with no curative allocations, except as described below:

     . required under a pre-existing agreement to use another method, which requirement is not waived, and

     . with respect to each of the properties owned by Archstone immediately prior to the partnership merger.

          Under the traditional method, former Smith Partnership unitholders, including Archstone-Smith as successor to Smith Residential, are allocated less depreciation and, therefore, more income with respect to the assets owned by Smith Partnership prior to the partnership merger. The effects of these allocations are different for different Smith Partnership unitholders and depend upon which, if any, properties those unitholders originally contributed to Smith Partnership and the amount of depreciation, if any, that remains to be claimed with respect to these properties. These reduced allocations of depreciation and increased allocations of income are offset at least in part by increased allocations of depreciation and reduced allocations of income with respect to properties owned by Archstone before the partnership merger.

          In order to offset the effect of certain ceiling rule disparities, Archstone will make a special curative allocation of taxable income each year through 2028 to the former Smith Partnership unitholders in an amount per unit of Archstone held by such former holders equal to $5,000,000 divided by the number of Archstone units held by the former Smith Partnership unitholders immediately following the partnership merger. A ceiling rule disparity will generally exist if the aggregate amount of deductions for federal income tax purposes attributable to any of the Smith Partnership properties for any year is less than the amount of depreciation attributable to such Smith partnership property for such year computed based on the fair market value of such Smith Partnership property at the time of the partnership merger. Accordingly, in addition to the effects of the traditional method described above, each former Smith Partnership unitholder who continues to own Archstone units following the partnership merger will be allocated income each year as a result of these special curative allocations in addition to income allocated in proportion to their respective percentage ownership interests in Archstone, even though its cash flow is distributed proportionately among all Archstone unitholders.

          To the extent there exists any remaining book-tax difference at the time of a taxable disposition of a Smith Partnership property, Archstone will make a special curative allocation of income for federal income tax purposes to former Smith Partnership unitholders to offset the remaining book-tax disparity with respect to such property, even though the proceeds of the sale will be allocated proportionately among all Archstone unitholders. Conversely, any book-tax difference remaining in an existing Archstone property at the time of a taxable disposition of such property will be allocated to Archstone-Smith and not to the former Smith Partnership unitholders. The amount of gain allocated to specific former Smith Partnership unitholders with respect to Smith Partnership assets would depend upon a number of variables, including the book-tax difference that existed with respect to such assets within Smith Partnership before the partnership merger; whether the former Smith Partnership unitholder owns units issued in exchange for the contribution of that asset to Smith Partnership; the amount of the additional book-tax difference that was created as a result of the partnership merger with respect to the asset; and the amount of the book-tax difference with respect to that asset that has been amortized since the partnership merger and before the sale of the asset through the special allocations of depreciation deductions described above.

          The declaration of trust of Archstone also requires that any gain allocated to the Archstone unitholders upon the sale or other taxable disposition of any Archstone asset must, to the extent possible after taking into account other required allocations of gain, be characterized as recapture income in the same proportions and to the same extent as the unitholders previously have been allocated any deductions directly or indirectly giving rise to the treatment of the gains as recapture income.

          Liquidation of Archstone. If Archstone liquidates and dissolves, a distribution of Archstone property other than money generally will not result in taxable gain to an Archstone unitholder, except to the extent provided in sections 704(c)(1)(B), 731(c) and 737 of the Internal Revenue Code. The basis of any property distributed to an Archstone unitholder will equal the adjusted basis of the unitholders' Archstone units, reduced by any money distributed in liquidation. A distribution of money upon the liquidation of Archstone, however, will be taxable to an

Archstone unitholder to the extent that the amount of money distributed in liquidation, including any deemed distributions of cash as a result of a reduction in the unitholder's share of partnership liabilities, exceeds the unitholder's tax basis in its Archstone units. If Archstone-Smith issued its shares of beneficial interest to Archstone unitholders upon the liquidation of Archstone, it is likely that each Archstone unitholder would be treated as if it had exchanged its Archstone units for Archstone-Smith shares and the unitholder would recognize gain or loss as if its Archstone units were sold in a fully taxable exchange.

          Sale of Properties. Its share of any gain realized by Archstone on the sale of any "dealer property" generally will be treated as income from a prohibited transaction that is subject to 100% penalty tax. See "--Taxation of Archstone-Smith--General" and "--Taxation of Archstone-Smith--Gross income tests--The 95% Test." Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Archstone-Smith intends to hold, and, to the extent within its control, to have any joint venture to which Archstone is a partner hold, properties for investment with a view to long-term appreciation, to engage in the business of acquiring, owning, operating and developing the properties, and to make sales of its properties and other properties acquired subsequent to the date hereof as are consistent with its investment objectives. Based upon its investment objectives, Archstone-Smith believes that overall, its properties should not be considered dealer property and that the amount of income from prohibited transactions, if any, will not be material.

          Failure to qualify. If Archstone-Smith fails to qualify for taxation as a REIT in any taxable year and certain relief provisions do not apply, Archstone-Smith will be subject to tax, including applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to shareholders in any year in which Archstone-Smith fails to qualify as a REIT will not be deductible by Archstone-Smith, nor generally will they be required to be made under the Internal Revenue Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and subject to limitations in the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, Archstone-Smith also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of Its Shareholders

          Taxation of taxable domestic shareholders. As long as Archstone-Smith qualifies as a REIT, distributions made to its taxable domestic shareholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will be taken into account by them as ordinary income and will not be eligible for the dividends-received deduction for corporations. Distributions and undistributed amounts, that are designated as capital gain dividends will be taxed as long-term capital gains, to the extent they do not exceed Archstone-Smith's actual net capital gain for the taxable year, without regard to the period for which the shareholder has held its shares. However, corporate shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. To the extent that Archstone-Smith makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to its shareholders, reducing the tax basis of a shareholder's shares by the amount of such distribution, but not below zero, with distributions in excess of the shareholder's tax basis taxable as capital gains, if the shares are held as a capital asset. In addition, any dividend declared by Archstone-Smith in October, November or December of any year and payable to a shareholder of record on a specific date in any such month shall be treated as both paid by Archstone-Smith and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by Archstone-Smith during January of the following calendar year. Shareholders may not include in their individual income tax returns any of its net operating losses or capital losses. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to its shareholders.

          In general, any loss upon a sale or exchange of shares by a shareholder who has held such shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss, to the extent of distributions required to be treated by such shareholder as long-term capital gains.

          Gain from the sale or exchange of shares held for more than one year is taxed at a maximum capital gain rate of 20%. Pursuant to Internal Revenue Service guidance, Archstone-Smith may classify portions of its capital gain dividends as gains eligible for the 20% capital gains rate or as unrecaptured Internal Revenue Code section 1250 gain taxable at a maximum rate of 25%.

          Shareholders should consult their tax advisor with respect to taxation of capital gains and capital gain dividends and with regard to state, local and foreign taxes on capital gains.

          Backup withholding. Archstone-Smith will report to its domestic shareholders and to the Internal Revenue Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any, with respect to the paid distributions. Under the backup withholding rules, a shareholder may be subject to backup withholding at applicable rates with respect to distributions paid unless such shareholder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide Archstone-Smith with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be credited against the shareholder's income tax liability. In addition, Archstone-Smith may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to Archstone-Smith.

          Taxation of tax-exempt shareholders The Internal Revenue Service has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income. Subject to the discussion below regarding a "pension-held REIT," based upon the ruling, the analysis in the ruling and the statutory framework of the Internal Revenue Code, distributions to a shareholder that is a tax-exempt entity should also not constitute unrelated business taxable income, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Internal Revenue Code, that the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that Archstone-Smith, consistent with its present intent, does not hold a residual interest in a real estate mortgage investment conduit.

          However, if any pension or other retirement trust that qualifies under section 401(a) of the Internal Revenue Code holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute unrelated business taxable income. For these purposes, a "pension-held REIT" is defined as a REIT if such REIT would not have qualified as a REIT but for the provisions of the Internal Revenue Code which look through such a qualified pension trust in determining ownership of stock of the REIT and at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

          Taxation of foreign shareholders Archstone-Smith will qualify as a "domestically-controlled REIT" so long as less than 50% in value of its shares is held by foreign persons, for example, nonresident aliens and foreign corporations, partnerships, trusts and estates. Archstone-Smith currently anticipates that Archstone-Smith will qualify as a domestically controlled REIT. Under these circumstances, gain from the sale of shares by a foreign person should not be subject to U.S. taxation, unless such gain is effectively connected with such person's U.S. business or, in the case of an individual foreign person, such person is present within the U.S. for more than 182 days in such taxable year.

          Distributions of cash generated by its real estate operations, but not by the sale or exchange of its communities, that are paid to foreign persons generally will be subject to U.S. withholding tax at a rate of 30%, unless an applicable tax treaty reduces that tax and the foreign shareholder files with Archstone-Smith the required form evidencing such lower rate or unless the foreign shareholder files an Internal Revenue Service Form W-8ECI with Archstone-Smith claiming that the distribution is "effectively connected" income. Under applicable Treasury Regulations, foreign shareholders generally must provide the Internal Revenue Service Form W-8ECI beginning January 1, 2000 and every three years thereafter unless the information on the form changes before that date.

          Distributions of proceeds attributable to the sale or exchange by Archstone-Smith of U.S. real property interests are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980, and may be subject to branch profits tax in the hands of a shareholder which is a foreign corporation if it is not entitled to treaty relief or exemption. Archstone-Smith is required by applicable Treasury Regulations to withhold 35% of any distribution to a foreign person that could be designated by Archstone-Smith as a capital gain dividend; this amount is creditable against the foreign shareholder's Foreign Investment in Real Property Tax Act tax liability.

         The federal income taxation of foreign persons is a highly complex matter that may be affected by many other considerations. Accordingly, foreign investors should consult their own advisors regarding the income and withholding tax considerations with respect to their investment.

Other Tax Considerations

         Investments in taxable REIT subsidiaries. Several issuers have elected to be treated as taxable REIT subsidiaries of Archstone-Smith effective January 1, 2001 and additional issuers have become taxable REIT subsidiaries of Archstone-Smith as a result of the merger of Smith Residential into Archstone-Smith. As taxable REIT subsidiaries of Archstone-Smith, these entities will pay federal and state income taxes at the full applicable corporate rates on their income prior to payment of any dividends. Such taxable REIT subsidiaries will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent a taxable REIT subsidiary of Archstone-Smith is required to pay federal, state or local taxes, the cash available for distribution by such taxable REIT subsidiary to its shareholders will be reduced accordingly.

         Taxable REIT subsidiaries are subject to full corporate level taxation on their earnings, but are permitted to engage in certain types of activities which cannot be performed directly by REITs without jeopardizing their REIT status. Taxable REIT subsidiaries are subject to limitations on the deductibility of payments made to the associated REIT which could materially increase the taxable income of the taxable REIT subsidiary and are subject to prohibited transaction taxes on certain other payments made to the associated REIT. Archstone-Smith will be subject to a tax of 100% on the amount of any rents from real property, deductions or excess interest paid by any of its taxable REIT subsidiaries to Archstone-Smith that would be reduced through reapportionment under Internal Revenue Code section 482 in order to more clearly reflect income of the taxable REIT subsidiary.

         Under the taxable REIT subsidiary provision, Archstone-Smith and any entity treated as a corporation for federal income tax purposes in which Archstone-Smith owns an interest are allowed to jointly elect to treat such entity as a "taxable REIT subsidiary." In addition, if a taxable REIT subsidiary of Archstone-Smith owns, directly or indirectly, securities representing 35% or more of the vote or value of an entity treated as a corporation for tax purposes, that subsidiary will also be treated as a taxable REIT subsidiary of Archstone-Smith. As described above, taxable REIT subsidiary elections have been made for certain entities in which Archstone-Smith owns an interest. Additional taxable REIT subsidiary elections may be made in the future for additional entities in which Archstone-Smith owns an interest.

         Tax on built-in gain. If Archstone-Smith acquires any assets from a taxable "C" corporation in a carry-over basis transaction, Archstone-Smith could be liable for specified liabilities that are inherited from the "C" corporation. If Archstone-Smith recognizes gain on the disposition of such assets during the 10 year period beginning on the date on which such assets were acquired by Archstone-Smith, then to the extent of such assets' "built-in gain" (i.e., the excess of the fair market value of such asset at the time of the acquisition by Archstone-Smith over the adjusted basis in such asset, determined at the time of such acquisition), Archstone-Smith will be subject to tax on such gain at the highest regular corporate rate applicable. The results described herein with respect to the recognition of built-in gain assume that Archstone-Smith made or will make an election pursuant to Notice 88-19 or Treasury regulations that were promulgated in 2000. Because Smith Residential acquired assets from a "C" corporation in a carry-over basis transaction in 1999 and made the required election with respect to any built-in gain, Archstone-Smith inherited such election.

         Possible legislative or other actions affecting tax consequences. Prospective shareholders should recognize that the present federal income tax treatment of an investment in Archstone-Smith may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations of these laws could adversely affect the tax consequences of an investment in Archstone-Smith.

         State and local taxes. Archstone-Smith and its shareholders may be subject to state or local taxation in various jurisdictions, including those in which Archstone-Smith or they transact business or reside. The state and local tax treatment of Archstone-Smith and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the common shares.

         You are advised to consult with your own tax advisor regarding the specific tax consequences to you of the ownership and sales of common shares, including the federal, state, local, foreign, and other tax consequences of such ownership, sale and election and of potential changes in applicable tax laws.

Tax Status of Archstone

         Archstone is organized for state law purposes as a Maryland real estate investment trust and made an election to be treated either as a partnership or as a disregarded entity for federal income tax purposes. Archstone automatically will be treated as a disregarded entity when it has solely one owner and a partnership when it has more than one owner.

         In order for Archstone to be able to make this election, it cannot have made an election to change its entity classification status after December 31,1996.An entity that files an election to be treated as a REIT for federal income tax purposes is treated as having made an election to be treated as an association for federal income tax purposes. As a result, if Archstone made an election to be treated as a REIT for federal income tax purposes after December 31,1996, it would be deemed to have made an election regarding its entity classification and would not be eligible to make an election to be treated as a partnership or a disregarded entity. If this were the case, Archstone would not qualify as a partnership and the tax implications to the Smith Partnership unitholders would be significant.

         Mayer, Brown & Platt, counsel to Archstone and Archstone-Smith has provided opinions to Smith Residential to the effect that Archstone has been organized and operated in conformity with the requirements for qualification as a REIT commencing with Archstone's taxable year ending December 31,1994 and that the entity into which Smith Partnership merged will be treated for federal income tax purposes as a partnership or an entity disregarded as a separate entity immediately prior to, and at the time of, the partnership merger. Mayer, Brown & Platt's opinions rely upon customary representations by Archstone and Archstone-Smith about factual matters relating to the income, organization and operation of Archstone, Archstone-Smith and their subsidiaries, including that Archstone filed its initial election to be treated as a REIT prior to December 31, 1996 and that Archstone has made no election to change its classification since filing such initial election other than the election to be made prior to the partnership merger as described above.

         An entity that is classified as a partnership for federal income tax purposes generally is not a taxable entity and incurs no federal income tax liability. Instead, each partner is required to take into account its allocable share of income, gains, losses, deductions and credits of the partnership in computing its federal income tax liability, even if no cash distributions are made by the partnership to the partner. Distributions of money by a partnership to a partner generally are not taxable unless the amount of the distribution exceeds the partner `s adjusted basis in its partnership interest.

         An entity that is classified as a partnership under these regulations nevertheless will be taxable as a corporation if it is a "publicly traded partnership" within the meaning of section 7704 of the Internal Revenue Code that fails to satisfy a "90% qualifying income" test under section 7704 of the Internal Revenue Code. A partnership is a publicly traded partnership under section 7704 of the Internal Revenue Code if:

   . interests in the partnership are traded on an established securities market; or

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

   . interests in the partnership are readily tradable on a "secondary market" or the "substantial equivalent" of a secondary market.

         Under the relevant Treasury regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified "safe harbors," which look to the specific facts and circumstances relating to the partnership and to transfers of interests in the partnership.

         Archstone intends to take the reporting position for federal income tax purposes that it is not a publicly traded partnership. There is a significant risk, however, that the rights of Archstone unitholders to redeem the Archstone units for Archstone-Smith common shares could cause the Archstone units to be considered readily tradable on the substantial equivalent of a secondary market. Moreover, if the Archstone units were considered to be tradable on the substantial equivalent of a secondary market either now or in the future, Archstone cannot guarantee that it would qualify for any of the safe harbors mentioned above. For example, Archstone will not be able to satisfy the "private placement" safe harbor because it will have more than 100 partners and will issue units in registered offerings, such as the units to be issued in connection with the partnership merger, and Archstone will not impose limitations on transfers of Archstone units that would ensure it could qualify for other safe harbors.

         If Archstone is a publicly traded partnership, it will not be taxed as a corporation if at least 90% of its gross income consists of qualifying income under section 7704 of the Internal Revenue Code. Qualifying income generally includes real property rents and other specified types of passive and portfolio income. Archstone believes that it will have sufficient qualifying income so that it will be taxed as a partnership, even if it were a publicly traded partnership. The income requirements applicable to Archstone-Smith in order for it to qualify as a REIT under the Internal Revenue Code and the definition of qualifying income under the publicly traded partnership rules are very similar in many respects. .In addition, failure of Archstone to qualify as a partnership for tax purposes would cause Archstone-Smith to fail to qualify as a REIT. Therefore, it is likely that Archstone-Smith will manage Archstone in such a way that Archstone-Smith will meet the gross income tests applicable to REITs and Archstone will have qualifying income sufficient for it to avoid being taxed as a corporation.

         If Archstone were a publicly traded partnership, but were not taxed as a corporation for federal income tax purposes because it satisfies the 90% qualifying income requirement, holders of Archstone units nevertheless would be subject to special passive loss rules applicable to publicly traded partnerships. In particular, if Archstone were a publicly traded partnership, an Archstone unitholder would be unable to use passive losses from other passive activities to offset the unitholder's share of Archstone income and gains. Similarly, any Archstone losses allocable to an Archstone unitholder could be used only to offset the unitholder's allocable share of Archstone income and gains and not against income and gains from other passive activities.

         This entire discussion assumes that Archstone will be treated as a partnership for federal income tax purposes, in accordance with the opinion of Mayer, Brown & Platt. If Archstone were instead taxable as a corporation, most, if not all, of the tax consequences described below would not apply and distributions to Archstone unitholders could be materially reduced. In addition, if Archstone were taxable as a corporation, Archstone-Smith would fail to qualify as a REIT under the Internal Revenue Code and would be taxable as a regular corporation. This would likely have the effect of reducing the value of Archstone-Smith common shares, which, in turn, would adversely affect the value of Archstone units because Archstone units are convertible into Archstone-Smith common shares or their cash equivalent, at the election of Archstone-Smith.

                              SELLING SHAREHOLDERS


         Certain holders of Archstone Class A-1 common units who receive common shares when they redeem their Class A-1 common units and who are not, now or at the time of exchange, affiliates of Archstone-Smith may resell those common shares without having to register them under the Securities Act of 1933. However, those unitholders who receive common shares when they redeem their Class A-1 common units and who may be affiliates of Archstone-Smith may need to register the resale of those common shares under the Securities Act of 1933. They may use this prospectus and the registration statement of which this prospectus is a part to offer and sell those common shares. Each of the Archstone unitholders described in this paragraph is referred to in this prospectus as a "selling shareholder" and the Archstone common shares that the selling shareholders may sell are referred to in this prospectus as the "offered shares".


         The table on Appendix A lists each Archstone unitholder who may receive common shares in exchange for its Class A-1 common units and shows the number of common shares which each such unitholder may receive in exchange for its Class A-1 common units. These holders may use this prospectus and the registration statement of which this prospectus is a part to offer to sell their common shares. Since the holders of Class A-1 common units may exchange all, some or none of their Class A-1 common units for common shares and may then sell all, some or none of their common shares, Archstone-Smith cannot determine the number of common shares which each person will own after this offering.

                              PLAN OF DISTRIBUTION


         This prospectus relates to the possible issuance by Archstone-Smith of up to 26,770,801 common shares if, and to the extent that certain holders of Archstone Class A-1 common units redeem their Class A-1 common units for Archstone-Smith common shares. This prospectus also relates to the offer and sale of those common shares from time to time by any such unitholder who may be an affiliate of Archstone-Smith. Archstone-Smith has registered the common shares to enable the holders of Class A-1 common units who may be affiliates of Archstone-Smith to resell the common shares from time to time. However, the registration of the common shares does not necessarily mean that those unitholders or shareholders will offer or sell any of the common shares.


         Archstone-Smith will not receive any additional consideration when it issues common shares to the holders of Class A-1 common units upon redemption of their Class A-1 common units. Also, Archstone-Smith will not receive any of the proceeds when any Archstone-Smith shareholder sells any of its common shares pursuant to this prospectus.

         Any of the selling shareholders may from time to time, in one or more transactions, sell all or a portion of the offered shares on the New York Stock Exchange, in the over-the-counter market, on any other national securities exchange on which the common shares are listed or traded, in negotiated transactions, in underwritten transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the offered shares from time to time will be determined by the selling shareholders and, at the time of such determination, may be higher or lower than the market price of the common stock on the New York Stock Exchange. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concession or commissions from a selling shareholder or from purchasers of the offered shares for whom they may act as agents, and underwriters may sell the offered shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The offered shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The methods by which the offered shares may be sold include:

  . a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  . purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

  . ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  . an exchange distribution in accordance with the rules of the New York Stock Exchange;

  .      privately negotiated transactions; and

  .      underwritten transactions.

         The selling shareholders and any underwriters, dealers and agents participating in the distribution of the offered shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the offered shares by the selling shareholders and any commissions received by an such broker-dealers may be deemed to be underwriting commissions under the Securities Act.

         When a selling shareholder elects to make a particular offer of the offered shares, this prospectus and a prospectus supplement, if required, will be distributed which will identify any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from such selling shareholder and any other required information.

         In order to comply with the securities laws of certain states, if applicable, the selling shareholders may sell the common shares only through registered or licensed agents or broker-dealers. In addition, in certain states, the selling shareholders may not sell the common shares unless they register or qualify those common shares for sale in that state or comply with an available exemption from registration or qualification.

         Archstone-Smith has agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of the offered shares, including, without limitation, all registration and filing fees, printing expenses and fees and disbursements of its counsel and accountants. The selling shareholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling shareholders and stock transfer and other taxes attributable to the sale of the offered shares. Under agreements that may be entered into by Archstone-Smith, underwriters, dealers and agents who participate in the distribution of the offered shares, and their respective directors, trustees, officers, partners, agents, employees and affiliates, may be entitled to indemnification by Archstone-Smith against specified liabilities, including liabilities, losses, claims, damages and expenses and any actions or proceedings arising under the securities laws in connection with this offering, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Archstone-Smith also has agreed to indemnify each of the selling shareholders and each person who controls (within the meaning of the Securities Act) such selling shareholder, and their respective directors, trustees, officers, partners, agents, employees and affiliates, against specified losses, claims, damages, liabilities and expenses and any actions or proceedings arising under the securities laws in connection with this offering. Each of the selling shareholders has agreed to indemnify Archstone-Smith, each person who controls Archstone-Smith (within the meaning of the Securities Act), underwriters, dealers and agents, and each of its and their directors, trustees, officers, partners, agents, employees and affiliates, against specified losses, claims, damages, liabilities and expenses arising and any actions or proceedings under the securities laws in connection with this offering with respect to written information furnished to Archstone-Smith by such selling shareholder.

         Archstone-Smith may from time to time issue up to 26,770,801 common shares upon the redemption of Class A-1 common units. Archstone-Smith will acquire one Class A-2 common unit in Archstone in exchange for each common share which Archstone-Smith issues to holders of Class A-1 common units pursuant to this prospectus. As a result, with each redemption, Archstone-Smith's interest in Archstone will increase.

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

                                     EXPERTS

         The financial statements and schedule of Archstone Communities Trust as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. With respect to the unaudited interim financial information for the periods ended June 30, 2001 and 2000 and March 31, 2001 and 2000, incorporated by reference herein, the independent certified public accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the quarterly reports on Form 10-Q of Archstone Communities Trust for the quarters ended June 30, 2001 and March 31, 2001, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

         The audited financial statements and schedule of Smith Residential included in its Annual Report on Form 10-K and the audited financial statements included in the Form 8-Ks which are incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

         With respect to the unaudited interim financial information for the quarters ended March 31, 2001 and June 30, 2000 and 2001, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate report thereon states that they did not audit and they do not express an opinion of that interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of sections 7 and 11 of the Act.

                                  LEGAL MATTERS

         Mayer, Brown & Platt will issue an opinion for Archstone-Smith on the validity of the common shares offered and the discussion of tax matters in this prospectus. Mayer, Brown & Platt has in the past represented and is currently representing Archstone-Smith.

                       WHERE YOU CAN FIND MORE INFORMATION

         Archstone-Smith files annual, quarterly and current reports, proxy statements and other information with the SEC. Archstone-Smith's SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document Archstone-Smith files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also read any document Archstone-Smith files with the SEC at the offices of the NYSE.

         We filed a post-effective amendment on Form S-3 to a registration statement on Form S-4 (Registration No. 333-63734) with the SEC. This prospectus does not contain all of the information in the registration statement. Please refer to the registration statement for more information about us and our common stock. Statements in this prospectus about any contract or any other document are not necessarily complete and you should refer to the copy of that contract or other document which we filed as an exhibit to the registration statement. You may read a copy of the registration statement at any of the sources described above.

         The SEC allows Archstone-Smith to "incorporate by reference" the information it files with them, which means that Archstone-Smith can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Archstone-Smith files later with the SEC will automatically update and supersede this information. Archstone-Smith incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is terminated.

  . Annual Report on Form 10-K for the year ended December 31, 2000 filed by Archstone Communities Trust;

  . Current Reports on Form 8-K dated February 16, 2001, June 19, 2001, September 4, 2001, October 9, 2001 (each filed by Archstone Communities Trust) and November 1, 2001;

  . Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001 (each filed by Archstone Communities Trust);

  . The description of Archstone-Smith's common shares contained in Archstone-Smith's Registration Statement on Form 8-A filed on October 26, 2001; and

  . The description of Archstone-Smith's preferred share purchase rights contained in Archstone-Smith's Registration Statement on Form 8-A filed on October 26, 2001.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

         Secretary
         Archstone-Smith Trust
         7670 South Chester Street
         Englewood, Colorado 80112
         (303) 708-5959

                                   APPENDIX A




                                                             Number of
                                                           Common Shares
                                                            Which May Be
                                                             Received in
                                                            Exchange for
                                                            Redemption of
                                                              Class A-1
                           Name                              common units
                           ----                              ------------
Helen S. Abel                                                      20,467
Jack W. Abel                                                        6,764
Joy S. Abel                                                         4,148
Leonard I Abel                                                      9,553
Susan M. Abel                                                       2,577
The Lenora G. Abrams Revocable Trust                               12,217
Abramson Limited Partnership                                       27,634
The Bertram R. Abramson Living Trust                                5,560
Alexander Abramson                                                  1,481
Ethel Abramson                                                      1,651
Earl Abramson                                                      10,367
Dr. Jules E. Abramson                                               1,481
Samuel Abramson                                                     1,481
Susie Spencer Abramson                                              1,481
Patricia O. Adams Revocable Trust                                     912
Andrew E. Adelson                                                      18
Virginia B. Adelson                                                 9,158
Mirian Ecker Ades                                                  23,696
AHP - Scott Street Associates LP                                  167,579
George V. Allen, Jr., Esquire                                       5,113
Paula Alloy                                                         8,376
Hope S. Alper                                                       7,503
Andrew D. Alpert                                                    7,181
Cecile B. Alpert                                                   27,407
The Clement C. Alpert Revocable Trust Dated June 20, 1996         197,476
Alpert Family LLC                                                  70,030
Jonathan B. Alpert                                                  7,181
Lillian T. Alpert Revocable Living Trust                            8,972
Milton Alpert Revocable Living Trust                               22,859
Seymour Alpert                                                    167,508
Sandra K. Alpert Revocable Trust Dated 6/20/96                      4,487
Irwin Altman TTE Under Trust Agreement Dated May 4, 1984           38,676
Maxine D. Altman                                                    2,963
Pauline Dorothy Altman, TTE Under Trust Agreement Dated
February 18, 2000                                                  21,881
Stephen Altman                                                      4,550
Stephanie Suzanne Amato 1993 Trust                                  3,162
Marvin Antman                                                       1,845
Lee Antonelli                                                      10,515
Amelia Rappaport Arambula                                          11,471
Phyllis Rappaport, Trustee for Carmen Arambula                      2,753

Phyllis Rappaport, Trustee for Diego Arambula                        2,753
Phyllis Rappaport, Trustee for Juaquin Arambula                      2,753
Phillis Rappaport Trustee for Miguel Arambula                        2,753
John V. Arban, Jr. & Cynthia G. Arban                               31,462
John J. Ariail, Jr. & Leslie S.Ariail TTS                           13,716
Leslie S. Ariail                                                     6,857
Drew Arnold                                                            239
Joseph Arnold                                                          239
Peter Arnold                                                           239
The Thurman W. Arnold, Jr. Revocable Living Trust                      958
Miriam Z. Ashery                                                     6,097
Ella Atwood Trust Arnold J. Auerbach Trust U/A
 Dated 6/5/97                                                       12,565
Barbara J. Austin                                                    6,589
Cookie D. Avissar                                                    3,002
AVSI Corporation                                                    37,460
Back Family Trust                                                   34,211
Robert J. Baker                                                        859
Janet G. Baldinger                                                   2,244
Janet G. Baldinger Marital Trust                                     2,244
Residuary Trust U/W/O Henry Graham Barbee, Jr.                       4,418
Geraldine M. Barkman                                                39,500
Lawrence D. Barkman                                                 29,117
Joanne B. Barter Trust                                              34,211
Sarah A. Bawcombe                                                      942
Cecile Gray Bazelon Trust Under Agreement Dated 8/7/94              16,924
David Bazelon Marital Trust                                        164,148
The Emily Trust                                                     10,159
The Gilliam Trust                                                   10,159
James A. Bazelon                                                    46,875
Jackie Trust Under Agreement Dated 12/3/93                          63,036
The Lara Trust                                                      10,159
Lee A. Beaudoin                                                        411
Stuart S. Bederman MD                                               10,367
BEHA Realty Corporation                                             43,175
Diane S. Benn                                                        5,242
John D. Benn, Jr. Family Trust                                       2,611
Paul S. Berger                                                      18,723
Brian J. Berman                                                      6,097
Conrad L. Berman                                                    53,746
Jeffre A. Berman, Ronit Gold or Melech J. Berman                     6,097
Marilyn R. Berman                                                    6,097
Natalie Berman & Jacqueline Lavine, JTWROS                             198
Scott M. Berman                                                      6,097
Estate of Standord W. Berman                                        67,731
Janet C. Bertman                                                     7,284
The BG Trusts                                                       19,944
Ruth H. Binn                                                        54,621
Arthur A. Birney                                                    15,024
Byron B Black & Mary Kate Black T/E                                  2,712
Harold R. Blankstein                                                23,609
Rosalyn Blankstein                                                  10,367
Dorothy Block                                                       36,585
Mollie D. Block Trust Under Agreement FBO
Marilyn Meyers                                                      37,197

Mollie D. Block Trust Under Agreement FBO Victor Block                37,197
C. William Blomquist                                                  10,288
The Robin K. Blum Trust                                                6,316
Harriet K. Bobb                                                        9,916
Meyer Bobrow                                                           3,099
Mary Frances Bockover                                                 13,260
Robert E. Bolen & Carol J. Bolen                                         190
A. Ferdinand Bonan                                                     4,635
Charles S. Bonan                                                       9,178
Elizabeth Janet Bonan                                                  9,178
Janet R. Bonan                                                        77,776
Patricia C. Bonan                                                      4,633
Estate of Seon P. Bonan                                               77,776
James M. Bonner Cust U/VA Uniform T/T/M Act (21) for
James Alan Bonner                                                        395
Janet P. Bonner                                                       25,017
James M. Bonner                                                        9,091
Janet Lynn Bonner                                                      4,766
James M. Bonner Cust U/VA Uniform T/T/M Act (21) for
Laura Elizabeth Bonner                                                   395
Jean G. Bosser                                                        24,871
Herman Boxer                                                           7,341
John J. Boyle                                                          3,450
Willard E. Bransky                                                    35,499
Allan Bratman Revocable Trusts                                        10,288
Myra Solomon Brill Revocable Trust                                     4,189
The Edward R. Broida Trust No. 1 U/A Dated 4/2/76, As Amended         16,154
Donald A. Brown                                                       14,388
Brown Family Partnership, Donald A. Brown & Ann W. Brown
General Partners                                                       3,419
Mary C. Brown                                                          5,182
Jason Brownstein                                                       5,157
Peter Brownstein                                                       5,157
Robert Brownstein                                                     25,420
Robert Brownstein & Laura Brownstein                                   3,642
Lincoln F. Broyhill and Nancy M. Broyhill                              3,099
Harriet P. Bubes Trust Under Agreement Dated 12/29/98                 36,587
Art Buchwald                                                          13,313
Joseph D. Bulman Living Trust Dated October 9, 1987                   25,079
Leonard Z. Bulman                                                     12,539
Zelda Bulman                                                          12,539
Gerald E. Burg                                                         7,041
Geoffrey Burg                                                          1,213
Joanna Burg                                                            1,211
Maurice B. Burg & Ruth C. Burg                                         1,211
Betty Joan Burr                                                        1,509
Joseph Burstein                                                       80,102
Joel Cannon & Adrienne Cannon                                          7,633
The Caplin Family Trust                                               30,040
Catherine Jean Caplin                                                    271
Jeremy Caplin                                                          1,084
Barbara Carey                                                         12,217
John Carleton and Patricia Carleton, Joint Tenants with               46,525

Right of Survivorship
Charles E. Smith Management, Inc.                                    3,708,768
Gerald Charnoff Esquire                                                  7,699
Annabel Chasen                                                          13,108
Betty Chasen                                                            49,845
Gerald Chasen                                                           23,603
Gerald Chasen & Jo Ann Chasen                                            5,257
Barbara Chubin Living Trust, Barbara Chubin, TTE                         8,305
Peter R. Chylko                                                             63
Anthony E. Ciuca & Evalee B Ciuca JTWROS                                 7,150
The Helen M. Clifton Trust U/A Dated July 9, 1990                       11,125
Close Family Partnership                                               193,148
Faye F. Cohen                                                           30,850
Joanne Cohen                                                             3,255
Joel Cohen                                                               3,322
Melvin S. Cohen                                                          3,099
Mark L. Cohen                                                            2,194
Neil D. Cohen                                                            2,194
Sheldon S. Cohen                                                         3,780
Deborah D. Cole                                                            261
Ann A. Colman                                                           39,579
Commonwealth Atlantic Properties, Inc.                                 479,915
Mitchell Blankstein TTE for Concord Partners                            14,568
Richard J. Conviser                                                     10,367
Amy Gerstin Coombs                                                       4,734
John G. Cooper                                                          78,409
William F. Copenhaver                                                   17,105
James David Cortassa                                                       594
James G. Cortassa & Kathryn E. Cortassa Revocable Trust
Dated August 12, 1992                                                    2,378
Paul Louis Cortassa, Jr.                                                   594
The Glen E. Courtwright Trust                                           10,367
Michael E. Crane                                                        11,805
Deborah F. Crosby                                                           49
James Calgene Cuddy                                                        247
Herbert X. Daitchman Living Trust u/t/a/d February 5, 1981              23,609
Sylvia Danovitch                                                        26,356
Richard Danzansky & Carolyn Danzansky                                    2,024
Mary G. David                                                              296
Robert W. Davidson, Jr.                                                  6,063
David G. Decker                                                         26,106
John G. Decker                                                          26,106
Dorothy C. Deems                                                         6,589
Elsie Dekelboum, Trustee under Revocable Trust Agreement
Dated November 16, 2000                                                 37,391
Marvin Dekelboum Revocable Trust u/a/d 5/18/01                       1,025,388
Dean R. Devillers                                                       22,573
Helen M. Dey Trust U/A 8/22/88                                           32,00
The Estate of Walter Diener                                             13,505
Joyce Dittman & Roger Dittman                                              887
Dodson Family Partnership                                               31,474
Nora Don Living Trust Dated 8/13/90                                     15,685
Constance Grace Doyle                                                      594
Esther B. Drezner                                                        9,875
Dana T. Dunn                                                            39,449

John Dupont                                                            12,970
Ralph Dweck TTE                                                        11,836
Samuel R. Dweck Foundation Inc.                                         5,099
Trust U/A Anne Dyer Dtd 5/3/79 FBO Anne Dyer                           36,662
Anne Dyer & First Virginia Bank, Trustees U/A George L.
Dyer, DOD 5/11/92 FBO Anne Dyer                                        47,388
Anne Dyer & First Virginia Bank, Trustees U/A George L.
Dyer, DOD 5/11/92 FBO George L. Dyer, Jr.                              15,788
The Dyer Revocable Living Trust U/A with George Lewis
Dyer, Jr. and Dolores Lei Dyer dated 10/26/96                          36,660
Leroy Eakin III                                                        55,241
Lindsay M. Eakin                                                       37,454
Joyce K. Earman                                                         7,924
Joseph Andrew Easley                                                      269
Ebenezer Lutheran Church                                                  152
Ed Trust Under Agreement Dated 12/3/93                                 25,857
EG Trust DTD 11-18-94                                                  41,518
Gilbert Eisner                                                         26,356
Joel Elkes, MD, Trustee UTA Dated April 10, 1995                        9,731
Elm Land Co.                                                          183,229
Margery Elsberg                                                        11,787
Rita K. Elsberg, Successor Trustee Under Trust dated
12/31/81                                                               50,477
Stuart M. Elsberg                                                      70,733
Patricia B. Emberg                                                     46,207
Engle Family Limited Partnership                                       33,186
Epstein Realty Investment Company LLC                                  41,560
Harry A. Epstein Family Trust                                          60,210
Michael R. Epton                                                        5,182
The Hyland B. Erickson Living Trust                                    23,609
Eloise Kanfer Eure                                                     36,322
Joseph M. Fagan                                                         5,182
Shirley H. Feld & Kenneth Feld, TTS U/W/O Israel Feld
F/B/O Shirley, Kenneth & Karen Feld                                    52,464
The Karen Feld Trust U/W/O Irvin Feld                                  52,464
A Samuel Feldman Revocable Inter Vivos Trust                           10,774
Irvin Feldman                                                           8,972
Sara Feldman Revocable Inter Vivos Trust                                5,026
Tillie Fenichel                                                        22,614
Betty Fields                                                              859
Bernard Filipowicz                                                     10,367
Ina Finkelstein                                                        55,207
Lorraine H. Fischer                                                    30,010
Daniel M. Fistere                                                      23,769
Marshall Poe Fitzgerald                                                    75
Nancy Rappaport, Trustee for Cory Flavin                                2,753
Nancy Rappaport, Trustee for Lyla Flavin                                2,753
Nancy Rappaport, Trustee for Zoe Flavin                                 2,753
Rebecca N. Fleischman Living Trust UDT May 23, 2000, FBO
Rebecca N. Fleischman                                                   6,176
Barbara Fleischman                                                     25,039
Estate of Lawrence A. Fleischman                                       35,892
Martha Fleischman                                                       6,168
David B. Fogel Trust                                                    3,107
Julius Fogel Revocable Trust                                           15,595
Suzanne C. Fogel Trust                                                  3,107

Fordor Investors Partnership                                             23,376
Fordor Investors Partnership                                                369
Fordor Investors Partnership                                             65,420
The Lee Forman Revocable Trust                                           15,800
Julius I. Fox                                                            10,473
The R. J. Franks Trust No. 1 Created 3/21/68                             16,154
Diane S. Freedman                                                         2,378
Barbara Friedberg                                                        19,456
Richard Friedberg                                                        19,456
Sidney Friefeld Living Trust dated November 5, 1996                      10,195
Sidney Friefeld Living Trust dated November 5, 1996                      11,074
David R. Froelke                                                             83
Dr. Edward D. Frohlich & Sherry L. Frohlich JTWROS                        7,503
Mona L. Frole                                                             2,500
James A. Frost & Diane L. Frost                                              81
Keith P. Funder                                                          16,845
Morton Funder                                                            27,537
Norma Lee Funger                                                         70,026
W. Scott Funger                                                          16,843
Furie Countryside LLC                                                    24,871
Furie Somerset LLC                                                       63,121
Leo M. Furie                                                            144,878
Furie Parkwest, LLC                                                      26,759
Malcolm M. Gaynor                                                        11,086
Ernest A. Gerardi, Jr.                                                   51,350
Clifford Gerber                                                           7,900
Gregory Gerber                                                            4,444
Gary Gerger                                                              11,159
Scott Gerber                                                             11,159
Julian Gerstin                                                            4,734
Marvin J. Gerstin                                                        23,819
Janice Gerton                                                            23,402
Bernard S. Gewirz                                                         3,099
Peter Giannopulos                                                         7,381
Ethel Forman Gibbs Revocable Trust U/A/D 11/2/91                          5,026
Phyllis R. Giber                                                         64,306
Gichner Family Trust dated January 26, 1999                               2,714
Joseph B. Gildenhorn                                                      6,960
Charles E. Gillman as TTE or his Successors in Trust U/T
Charles E. Gillman Declaration of Trust Dated May 13, 1992               10,367
Michael Gilmore & Beverly Gilmore                                           887
The Girls Partnership                                                    38,621
Linda M. Gitelson or Stanley H. Gitelson                                  1,011
Laura A. Glassman                                                        34,092
Leslie Glassman Trust (1984)                                                462
Paul R. Glassman & Wendy Glassman JTWROS                                    887
Paul R. Glassman                                                         32,710
Reva Glassman Trust (1984)                                                  462
Sandra Glassman Trust (1984)                                                462
Robert Dunn Glick                                                        11,088
Jill Rapaport Glist                                                       6,425
David S. Godfrey                                                            942
Deborah J. Godfrey                                                          942
Paul W. Godfrey                                                             942
Peter J. Godfrey                                                            944

Ronit Gold, Jeffre A. Berman or Melech J. Berman                           6,097
Henry H. Goldberg                                                          5,599
Amy N. B. Goldstein                                                      210,563
Estate of Julius Goldstein                                                61,914
Joan S. Goldwasser Rev Inter Vivos Trust Dated 7/10/92                     8,400
Mrs. Rock Dyer Gonella                                                    36,662
Anne Dyer & First Virginia Bank, Trustees U/A George L.
Dyer, DOD 5/11/92 FBO Rock Dyer Gonnella                                  47,386
Marvin A. Gordon                                                           7,296
Stuart A. Gorewitz & Elizabeth A. Gorewitz T/E                             1,874
Kingdon Gould, Jr.                                                        40,805
Mary T. Gould                                                             17,036
Alan H. Grant                                                             10,473
Testamentary Trust of Charlotte S. Gravett                                31,436
Faye S. Green                                                             27,125
Greenberg Family Trust Under Will of Melvin T. Greenberg                   4,187
Hugh W. Greenberg Living Trust                                            31,462
Martin Greenberg & John Greenberg                                          5,192
Raymond Greenberg & Marilyn Greenberg                                      6,196
Ruth Lee Greenberg                                                         4,189
E. C. Griffith Co.                                                       108,786
Alan H. Grossberg                                                          9,905
Grossberg Family Trust                                                     5,400
Gerald P. Grossberg and Sylvia P. Grossberg JTWROS                         9,907
Terry Ileen Guinter                                                        1,001
Frances T. Gurganus                                                       10,288
GYB Investments (Joint Venture)                                           17,129
Margaret Hagen Revocable Trust Dated October 8, 1999                         468
Murray F. Hammerman MD                                                     5,113
Anna M. Haney                                                              2,022
Garner Haney                                                               1,313
Garner Haney & Lynn Haney                                                    887
Melton D. Haney                                                           55,458
Melton D. Haney & Anna M. Haney                                           18,225
R. Timothy Hanlon                                                          2,589
Leatrice J. Harpster                                                       4,418
Nancy Lee Harris TTE U/IND TR 12/29/76 for Brian Scott
Harris                                                                     4,487
John A. Harris                                                               235
Mort Trust Under Agreement Dated January 8, 1993                           8,972
Nancy Lee Harris TTE U/IND TR 12/29/76 for Nicole Harris                   4,487
Gail P. Hartstein                                                         35,973
June Hatton                                                                9,227
E. Matthew Hause                                                              75
Manda M. Hazelett                                                             47
Lydia C. Heinzman Living Trust                                            11,125
Dr. Seymour Hershman & Shirley Hershman                                   11,805
Ruth Hinerfeld                                                             7,296
David Hipsman                                                              6,192
Frank Hirsch                                                              13,714
Joanne H. Hirsch Living Trust dated 7/13/98                               18,338
Harold L. Hirsh                                                           88,909

Jane R. Hirsh                                                             88,907
Semy Miny Hodak                                                            2,801
George W. Hoefler & Ethel B. Hoefler, Tenants in Common                   14,868
Pauline F. Hoffman                                                         4,420
Robert Hohmann                                                             6,600
Bonnie J. Holl                                                               988
Sherry L. Holladay                                                        11,159
Wallace F. Holladay Sr.                                                  262,847
Wallace F. Holladay, Jr.                                                  20,820
Tegwyn Honey                                                                  73
James F. Horner                                                            1,825
Franklin E. Horwich Living Trust                                          23,609
Brian G. Howland & Dena R. Howard JTWROS                                   5,903
David B. Howland                                                           5,903
Lois B. Howland Trust                                                     32,678
Susan D. Hughes                                                           35,973
S. Myron Browner Custodian for Judi D. Hunt                               35,973
Inter Vivo Irrev Trust Agreement F/B/O Jessica B. Hunt
7/13/92                                                                   13,460
Thomas A. Hunter, III                                                     87,152
Mary Ann Huntington                                                       70,156
Infinity Clark Street Operating LLC                                        1,847
Infinity Somerset LLC                                                    227,909
Lauren Kirstein Issembert                                                 13,876
First Union National Bank TTE U/W/O John C. Jackson                        6,510
R. Douglas Jackson                                                        13,473
Benjamin R. Jacobs                                                         6,899
Leonard W. Jacobs Trust U/A Dated July 2, 1992                             5,425
Shirley S. Jacobs Revocable Trust                                         76,120
T. Nelson Jeffress Trust FBO Jane Wilmot Jeffress                        252,146
Alexander H. Jeffries & Roberta R. Jeffries T/E                            2,712
Martin L. Jesser Family Trust                                             11,805
Minne Jontiff                                                             15,006
Ellen G. Joyce                                                             2,244
The JRB Trust                                                             15,715
Oscar Kammerman Residuary Tr U/W                                          24,008
Max M. Kampleman                                                           5,463
Edward H. Kaplan                                                           3,099
William Kaplan Revocable Trust Dated May 17, 2000                         58,744
Marie Karl                                                                    85
John A. Karlson                                                            3,099
Nancy C. Kasky                                                             3,642
Norma A. Kass                                                             10,161
Pearl H. Kassin Revocable Trust                                           16,035
Richard B. Kassin Revocable Trust                                         15,504
Jack P. Katz as Trustee of Declaration of Trust                           10,367
Ira J. Kaufman Revocable Trust                                            10,367
Adam Kaufmann                                                              3,282
Bernice H. Kaufmann Trust U/A Dated 11/04/92                              16,880
Gregory Kaufmann                                                           3,282
Richard D. Kaufmann                                                        6,565
Earl Kavanau                                                               7,048
Sandra Haug Kavouras                                                       4,683
Craig J. Kay                                                              10,845

Steven B. Kay                                                            3,897
Steven B. Kay                                                            6,948
Kay Village Investors Partnership                                       59,347
Kay Village Investors Partnership                                        2,876
Kay Village Investors Limited Partnership                               11,955
Joseph E. Kaylor                                                        12,764
William P. Kelch Sr. & Victoria A. Kelch Revocable Trust
Dated October 15, 1992                                                   2,378
Peter B. Kenen                                                           2,244
KFP Investments Limited Partnership                                     18,454
Kirlin Enterprises Inc.                                                 20,398
Kirlin Family Partnership                                                3,954
John J. Kirlin and Mary Ann Kirlin, JTWROS                                 178
John J. Kirlin                                                           1,298
John P. Kirlin II                                                       70,156
Thomas J. Kirlin                                                        70,156
Timothy J. Kirlin                                                       35,078
Morton and Sally Ann Kirshner Trust                                     71,886
Gary Kirstein                                                            6,928
Gary Kirstein                                                            6,948
Kevin M. Kirstein                                                        8,724
Lee G. Kirstein                                                          2,169
Lawrence Kirstein                                                      670,872
Steven A. Kirstein                                                      13,876
Paul L. Kite & Emogene R. Kite                                              36
KLST Partnership                                                        25,552
Nick D. Kladis                                                          22,146
Howard Klapman                                                             259
James Klapman                                                            2,332
Marlyne L. Klawans Revocable Trust                                      18,984
Hannah C. Klein                                                         20,107
Knoller Trust Dated December 20, 1999                                   12,217
Miriam B. Knox                                                          31,460
Rolf A. Koehler Trust Dated October 23, 1997                             9,731
Marion R. Koehler                                                        4,864
Rolf A. Koehler & Marion Koehler                                           472
Muriel Kogod Revocable Trust, Muriel Kogod, Trustee                      9,091
Arlene R. Kogod                                                         68,742
Lauren Sue Kogod                                                       255,415
Leslie Susan Kogod                                                     255,409
Marvin Kogod                                                               128
Marvin Kogod Revocable Trust, Marvin Kogod Trustee                      92,315
Robert P. Kogod                                                        123,584
Stuart A. Kogod                                                        255,466
Nancy Lynn Scher Krakower                                               12,004
Matthew Daniel Kravitz                                                     543
David L. Kreeger Trust                                                   6,587
Nora A. Kreger Trust                                                    45,016
Eugene Kressin                                                          17,686
Richard Kronheim                                                        44,123
Stanley C. Krupsaw Revocable Trust Dated March 25, 1998                 15,006
Mark Raymond Kukoski                                                       336
Allan S. Kullen and Diane K. Kullen, Joint Tenants with
Rights of Survivorship                                                  23,696
Lloyd S. Kupferberg                                                     11,086

The Kurstin Family Trust Dated 10/15/91                                 18,403
John Milne Kurtz                                                           756
Sally Jo L'Hommedieu                                                     3,389
Robert H. L'Hommedieu                                                    3,450
Nathan Landow                                                            3,099
Alexander M. Lankler                                                    77,450
Charles Lapine                                                           3,456
Paul F. Larner                                                             658
Howard L. Lasky                                                          4,055
Diane O. Lawhorn                                                           126
Herbert K. Lawhorn                                                         150
Victor J. Lazarow                                                       14,917
Julie F. Lee                                                            15,717
B. Robert Lehrman                                                       40,567
Trusts Created Under Paragraph B, Article 3rd O/T/W/O
Charlotte F. Lehrman                                                     1,821
Samuel Lehrman                                                          33,283
Barbara Leventer                                                        32,757
Wilbur Leventer                                                         32,757
Estate of Kathryn K. Leventhal                                          11,982
Kathryn K. Leventhal Trust                                              11,982
Shirley E. Leventhal                                                     1,331
Alec C. Levin Revocable Inter Vivos Trust                              110,788
Herbert Levinson and Anita Levinson                                     13,110
Bessie A. Levitan Revocable Trust                                       19,878
Levitan Family Trust Share H                                            86,497
Marjorie A. Levitan                                                     12,360
The Shirley Levitt Living Tr. U/T/A/D 9/11/78                           31,462
Betty Levy                                                              12,146
S. Levy Trust                                                           78,409
Jay D. Lewin                                                             9,267
Lynne B. Lewis Revocable Trust Dated January 13,1987                    28,341
Lorraine Lewis                                                           7,503
Robert J. Lewis                                                         20,820
LFC Partners                                                            70,899
John and Gail Liebes Trust                                              71,886
Barrett M. Linde                                                       105,364
Margaret E. Ourisman Linder                                                188
Louis Lipetz                                                            13,177
Frances G. Lish & Jacob C. Lish                                          5,192
Benjamin Liss Revocable Trust Dated 9/19/00                              6,397
Fulton Liss                                                              1,975
The Michael Smith Liss 1985 Trust                                      111,744
The Stacy Lauren Liss 1983 Trust                                       106,012
Suetelle Liss Revocable Trust Dated 9/19/00                              6,399
Elain H. Litschgi Revocable Living Trust U/D April 20, 1995             34,211
William G. Little                                                        5,182
Loudoun Country Day School                                                 988
Eleanor G. Lowet                                                        43,310
Eleanor G. Lowet Family Trust                                            4,803
Gerald Lustine                                                          55,419
Norbert M. Lustine                                                      18,984
Sandre Lustine                                                          18,984
Harry G. Lynn Revocable Trust Dated January 7, 1982                     70,739

Laurie J. Macht & Steven D. Macht                                        7,092
Cynthia Mackler                                                          1,481
Mac Lean Living Trust Dated March 17, 1998                               3,504
Judy Rappaport Maloney                                                  13,766
Scott Malzahn                                                              247
Rona C. Mandel                                                          21,219
John R. Mannix & Diane M. Mannix                                           598
Michael Edward Mannix                                                      395
Marshall Marcovitz                                                       8,305
Sophia D. Marcovitz Declaration of Trust                                 8,305
Charles Markison                                                         3,099
Linda Ellen Marks                                                        4,880
I Guy Martin                                                            20,155
Revocable Inter Vivos Trust of Eleanor Maslow                           21,269
Joseph Maslov                                                          145,188
Maslov Parkwest, LLC                                                    26,759
Maslov Somerset LLC                                                     63,121
The Zelda Mason Declaration of Trust Dated 9/5/91                      150,438
Karen J. Kay Matthews                                                   10,845
Mercantile Safe Deposit & Trust Co. & Eugene M.
Feinblatt, Trustees for Ruth S. Mayer                                    6,008
Gail McAuliffe                                                          17,105
Donald F. McCaulley Trust U/A Dtd 11/1/88                                  950
Jane B. McCaulley Trust                                                 36,524
Richard B. McCaulley                                                     5,007
Lydia Funger McClain                                                    16,845
Matthew Brooks McCormick                                                 3,942
William P. McKelway Trust                                               34,211
Laurie McLain, Custodian for Emily McLain                                  458
Laurie A. McLain                                                         1,481
Laurie McLain as Custodian for Sean McLain                               1,481
John M. McMahon                                                          3,099
Kenneth L. McVearry                                                     32,613
Maury Merkin                                                            11,787
Robert Merkin                                                           11,789
Gordon Frederick Meuse                                                     113
Kristin Weihe Middleton                                                    440
Kristin Weihe Middleton                                                  4,550
Stuart H. Miller and Cathryn R. Miller, Tenants By the Entirety          7,232
John F. Miller III                                                       3,099
Louis Miller                                                            91,209
Mildred Bland Miller Living Trust                                       68,424
Robert E. Miller                                                         7,799
Stuart H. Miller                                                           569
Wesley D. Minami                                                         8,888
Edward Minor Revocable Trust                                            10,367
Harriet S. Mishner Revocable Trust                                      82,693
David N. Missner                                                         5,901
Margaret B. Mitchell                                                        75
Mizelle Family Trust                                                     9,269
Arnita Mongiovi                                                         23,076
Walter Moore & Mary Moore                                                  988
Deborah L. Moran                                                        12,476
Arnold J. Morton                                                        10,367
David Moses & Daphne Moses, Custodians for Grace                           565

Whitehill Barbour Moses u/UTMA, VA
Elizabeth J. Mosher                                                     17,105
Frank A. Mosher & Virginia B. Mosher JTWROS                             17,105
Florence Most                                                           13,705
Florence Most Trustee, Trust Under the Will of Paul M.
Most Dated 2/26/86                                                      19,185
Laurie Moxham                                                            1,331
Suki Munsell                                                             6,002
Bambi Myers                                                             20,044
Dancy A. Myers                                                          20,044
Linda P. Myers                                                          19,456
Maureen McCabe Myers                                                       494
Samy Nadler                                                             10,367
Lillie Nesor, as Trustee under Agreement dated October 17, 1994         13,177
Melanie Funger Nichols                                                  16,845
Allen Nimetz                                                            25,116
John D. Norcross                                                        11,805
Allan H. Norwitz                                                        19,015
Martin Norwitz                                                          19,015
Bette Baldinger Nussbaum                                                 4,487
Leyka Obarzanek and Marlene Beth Luber, Joint Tenants                   21,097
Bruce D. Ochsman                                                        12,283
Jeffrey W. Ochsman                                                      12,283
Michael P. Ochsman                                                      12,283
Meurice C. Ochsman                                                      10,003
Ralph Ochsman                                                           20,951
Sharon Lyn Ochsman                                                      12,283
The Wendy A. Ochsman Family Trust                                       12,283
George W. Orton & Lee H. Orton                                              53
Newton Oshinsky and Rita Oshinsky                                        5,244
Wendy Osserman                                                          12,970
Cookie D. Ostrow                                                        77,592
Nina J. Ottenstein Revocable Intervivos Trust                            6,002
David J. Ourisman                                                          565
FRO Enterprises LLC                                                     77,841
John Mandell Ourisman                                                      565
Mandell J. Ourisman                                                    218,275
Robert Benjamin Ourisman                                                   565
G. Dan Page, Jr.                                                        73,696
Nicholas G. Paleologos                                                   3,099
Virginia Paquet                                                         23,609
Parking Management Profit Sharing Plan                                   7,924
Robert R. Parks                                                         31,278
Parrallel Fox LLC                                                        5,400
David D. Peete, Jr.                                                     10,286
Edward Cola Peete                                                       18,565
Sharon Peikin                                                           25,116
Julius Fogel & Jacob C Lish
TTS U/W/O AJ Fogel for Andrew M. Phillips                               24,695
Julius Fogel & Jacob C Lish
TTS U/W/O A J Fogel for Dana A. Phillips                                24,693
Helen Fogel Phillips                                                    16,940

          Julius Fogel & Jacob C Lish
          TTS U/W/O A J Fogel for
          Lisbeth D. Phillips                                           24,693
          Alyson F. Pilzer                                              32,546
          Julius Fogel & Geraldine F. Pilzer
          TTS O/W/O A J Fogel for Alyson
          F. Pilzer                                                      8,990
          Charles Jay Pilzer                                           163,435
          Charles Leo Pilzer                                            41,538
          Geraldine F. Pilzer                                           72,315
          Leigh C. Pilzer                                               41,724
          Tracy L. Pilzer                                               41,722
          Jorge Pineda                                                     150
          Steuart L. Pittman, Esquire                                    5,113
          James D. Policaro                                                 75
          Keith M. Poore Trust Dated August 28, 1998                    14,947
          William Poorvu                                                19,456
          James M. Porter                                                  172
          The Gloria Postelnek Revocable Trust                          57,739
          Alan L. Potter & Louise B. Potter TTS of the
          Alan L. Potter Trust U/D/D May 12, 1998                       86,069
          Glenda S. Potter                                               4,797
          Richard Lee Potter, Cust U/VA Uniform T/T/M
          Act (21) for Joshua Lee Potter                                   395
          Kenneth S. Potter                                             22,319
          Kristen L. Potter                                              1,718
          The Kenneth Stewart Potter Trust                               3,668
          Louise B. Potter Trust U/D/D May 12, 1998                     42,303
          The Richard Lee Potter Trust                                   2,382
          Richard Lee Potter                                            23,108
          Richard Lee Potter, Cust U/VA Uniform
          T/T/M Act (21) for Stacy Ann Potter                              395
          Richard Lee Potter, Cust U/VA Uniform
          T/T/M Act (21) for Samantha Maire Potter                         395
          Edward A. Potts and Lucille B. Potts, Tenants
          in Common                                                     17,105
          Elizabeth A. Price                                               859
          The Anita L. Rabinowitz 1996 Revocable
          Trust                                                         21,701
          The Stanley & Anita Rabinowitz 1987 Revocable
          Inter Vivos Trust                                             10,057
          The Stanley Rabinowitz 1996 Revocable
          Inter Vivos Trust                                             21,703
          A. Martin Randall                                             11,805
          Jonathan Rapaport                                              6,425
          Elizabeth Jackson Rappaport                                   13,766
          Jerome L. Rappaport, Jr., Trustee for
          Elizabeth Rappaport                                            2,753
          Jerome L. Rappaport                                          175,013
          James W. Rappaport                                            13,766
          Jerome L. Rappaport, Jr                                       13,766
          James W. Rappaport, Trustee for James
          W. Rappaport, Jr                                               2,753
          James W. Rappaport, Trustee for Jessica Rappaport              2,753
          Jerome L. Rappaport, Jr. Trustee for Jennifer Rappaport        2,753
          James W. Rappaport, Trustee for Joshua Ryan Rappaport          2,753

     Rappaport
     Nancy Rappaport                                         13,766
     Phyllis Rappaport                                        9,178
     Sara Scott Rappaport                                     1,835
     Zeb Rea                                                 20,358
     Klara K. Read TTE Under Trust
     Agreement Dated July 13, 1983                            3,200
     Robert Reed                                                429
     C. Michael Reese                                         5,127
     Alfred E. Reeves & Linda L. Reeves                         373
     Thomas E. Reeves & Anne S. Reeves                          373
     Reinsch Family Limited Partnership                      78,206
     F. Turner Reuter MD                                     34,211
     Leona M. Rich                                           17,502
     John W. Richmond & Elizabeth H. Richmond
     JTWROS                                                      75
     Nancy Schekter Riggio                                    2,064
     John F. Rihtarchik                                      10,811
     David W. Riordan                                           411
     Michael D. Riordan                                         413
     Gerald B. Rivlin Trust                                   7,776
     The Samuel Roberts Trust Dated June 10, 1997             6,391
     Martha R. Robertson, Trustee for Colby Robertson         2,753
     Martha R. Robertson                                     13,766
     Robin Enterprises Inc.                                  21,371
     Chevy Chase Bank, Custodian FBO Albert I. Robins
     Trust dated 12/26/75                                     5,009
     Barry S Robins                                           1,669
     Joan Robins                                              1,669
     Richard W. Robins                                        1,669
     Beth O. Rocks                                              188
     George M. Rogers, Jr.                                   10,288
     George R. Rosen & Jane D. Rosen T/E                      6,749
     Jacqueline J. Rosen                                      4,649
     Jacqueline Rosen Exempt Share Trust                      2,099
     Elaine D. Rosensweig                                     6,618
     Dr. Peter C. Ross                                        9,269
     Theodore H. Rowe                                         6,417
     Helen Rubel                                             10,195
     Grace Rubin                                              7,503
     The Howard F. Ruby Trust U/A
     Dated September 5, 1978                                 11,259
     Fred P. Runco                                            2,605
     John Sidney Rushton                                      5,113
     Howard M. Sachar & Eliana Sachar                        12,614
     Allen Sackler Trust                                     71,886
     Marianne Sacknoff                                        2,712
     Jerome Sandler                                           8,360
     Steven Sandler                                           8,360
     Pauleen L. Sarkin                                        7,503
     Philip D. Sayers & Bonnie G. Sayers                         69
     Marcy Schaaf                                             6,097
     Arthur D. Schaffer Living Trust Under Trust
     Agreement Dated 7/16/92                                 20,044
     Andrew Schatz & Barbara Wolf                             5,232
     Ruth Schekter                                            2,064

Glorya Scherr                                                          21,219
Hubert M. Schlosberg                                                   18,338
Susan Schlosser                                                        24,182
Marlis Schmidt                                                          2,074
Andrew C. Schuman                                                       1,821
Isabelle Scott                                                         33,283
Angela Segal                                                            6,591
Devon Segal                                                             6,591
Hermine Segal                                                           6,591
Noel Segal                                                              6,591
Eric M. Seidel                                                          3,318
Lester B. Seidel                                                        3,318
Jill Noreen Shaffer                                                     5,473
Timothy J. Shaffer                                                      5,473
Catherine C. Shannon                                                    4,572
Christina Marie Shannon                                                   594
Susan Shapiro                                                          55,332
Susan Shapiro Family Trust                                              4,803
Arnold F. Shaw TTE                                                     12,926
Walter Sheehan                                                             71
Michael T. Shehadi                                                     17,433
Shipping Creek Associates                                               3,616
David Shoolman                                                          9,178
Theodore J. Shoolman                                                   84,246
Irvin L. Siegel Charitable Lead Trust                                  53,665
Harold L. Silver Lining Trust Dated 6/4/93                             23,609
The Silverman Trust                                                    13,183
The First Amy Louise Silverman Trust                                    8,972
Carlynn Silverman                                                         235
Lawrence I. Silverman                                                     235
The First Lisa Ivy Silverman Trust                                      8,972
Diana Simon                                                             3,691
Simon Parkwest Holding, LLC                                            26,759
Robert Simon                                                          147,647
Edward A. Sirkin                                                        4,487
Chester Arthur Slater, Jr. Family
   Trust U/W/D 5/10/89                                                 34,211
The Northern Trust Company as Custodian
   of the Belle Sloan Trust U/A/D 3/26/93                              10,367
Haskell B. Small                                                      159,643
The Rachel B. Small Trust                                              18,723
The Sarah H. Small Trust                                               18,723
Benjamin M. Smith, Jr.                                                 20,574
Testamentary Trust of BM Smith                                         22,835
Carolyn Marie Smith                                                     1,874
Clarice R. Smith                                                       88,887
David B. Smith 1968 Trust                                              50,072
The David B. Smith 1972 Trust                                          12,028
David Bruce Smith                                                     429,936
David B. Smith Trust B                                                  7,343
Howard W. Smith, Jr.                                                   41,145
Michelle Smith                                                        223,702
Robert H. Smith                                                       189,146
M. Bruce Snyder                                                           411
Ruth Snyder                                                             8,376
Leonard A. Solomon                                                     20,941

Leonard Solomon & Roslyn Solomon                                         8,856
Somerset Limited Partnership                                            62,147
Sandra Sommer Trust                                                     36,709
Frances Spiegel Marital Trust                                           33,976
David Burton Spitzer and Zahava Estrach
  Spitzer, JTWROS                                                       36,014
The Springs Company                                                    121,561
Ruth St. John                                                            7,677
Judith Stahl                                                            40,434
Bernice R. Stearman                                                     19,750
David L. Stearman                                                       38,994
Burton I. Stender Trust                                                  7,381
Burton I. Stender                                                       10,264
David and Amy Stender                                                    3,691
David A. Stender                                                         5,901
Edith Stender Revocable Living Trust                                     4,061
Joel Stender & Donna Stender                                            23,609
Stender Parkwest Holding, LLC                                            2,676
Estate of Raymond Stender                                               14,678
Steven A. Stender and Victoria Stender                                   2,566
Sandra P. Stender Trust                                                  5,257
Moises N. Steren                                                        10,288
Rita Sterling                                                           18,984
Scott E. Sterling and Cathy C. Sterling                                     65
Nancy M. Stevens                                                            47
John Steward & Mary Steward                                              2,378
Gerald S. Stoller                                                        2,378
Max Stoller & Rose Stoller
  TTS U/A Max Stoller Dated November 26, 1990                            4,754
Eric David Strack                                                           53
Morton Sturt                                                             5,113
Robert L. Sudol & Sharon M. Sudol                                          113
Suzanne D. Sugar                                                         5,848
Stephen E. Sugar                                                         6,717
Sherry Small Sundick Trust                                              18,441
The Amy Beth Sundick Trust                                              18,723
Sherry Small Sundick                                                   141,203
The Suzanne Faye Sundick Trust                                          18,723
Robert J. Sunko                                                         23,609
Michael L. Supera                                                       11,807
Mary Susan Supera Family Trust                                          11,807
Janet Burstein Svirsky                                                 177,381
Louis D. Tacchetti Revocable Trust                                       5,216
Hannah Flynn Tager                                                      15,006
Jeremy & Anne Tager, Macquarie Mgt Tr
  Ac C/- Macquarie Bank Level 2, 20 Bond St                             15,006
Frank R. Talbot III & Christine J. Talbot                                  105
Ronald and Rochelle Tamkin Trust                                        71,886
David W. Taylor                                                             53
Meyer Taylor Trust Dated 9/9/81                                         11,805
Lee E. Tenzer                                                           10,367
Susan Abel Thomoff                                                       3,839
Kenneth M. Thompson II                                                  39,449
Stephen Thompson                                                            89
Robert Tickman                                                          23,609
Norma Kline Tiefel                                                       3,099

Eleanor Tomlinson                                                    20,297
Joseph H. Tonahill                                                   41,145
Jean Toombs                                                           1,825
John H. Tribble                                                       4,951
John H. Tribble & Nancy O. Tribble                                    3,338
Dennis S. Turner & Sandra H. Turner                                     298
Robert Unger & Beverly Unger, Joint Tenants                          23,402
Evva S. Vale Trust                                                    6,008
Victor A. Vaughn                                                      1,825
G. Duane Vieth                                                       17,105
Ingrid Haug Vouros Custodian for Alexis
C. Vouros                                                             3,330
Ingrid Haug Vouros Custodian for Andrea G. Vouros                     1,665
Ingrid Haug Vouros Custodian for John
  F. Vouros                                                           1,665
Mitchel A. Wald and Penelope Wald                                        97
Carol O. Walter                                                      12,970
Bernard Warner                                                       10,149
Washington Brick & Terra Cotta Company                              980,323
Washington Forest Associates, LP                                    551,542
Ronald E. Webb Revocable Inter Vivos Trust                           17,105
Marjorie Webber                                                       2,737
Roger L. Weeks                                                       39,563
The Weihe Family Trust                                               28,760
Charlotte K. Weihe                                                   18,200
Edwin H. Weihe                                                          170
Edwin H. Weihe                                                        4,550
Juliana C. Weihe Living Trust                                         4,548
Lisa M. Weihe                                                         4,550
Mildred S. Weller TTS UDT Dated March 11, 1983                        3,670
Shauna Miller Wertheim                                                  569
Shauna M. Wertheim and Raymond A. Wertheim,
  Tenants By The Entirety                                             7,232
William A. White, Jr.                                                68,325
Warren D. Whitworth                                                      49
John J. Williams, Jr.                                                    75
Trust Under Will of Ernest
  D. Wilt                                                            36,417
David Lee Wilt                                                        8,157
Frederick Charles Wilt                                               13,827
Harriet L. Wilt                                                      89,730
Kathleen Winsor                                                       2,277
The Martin W. & Carol S. Witte Trust -
  Administrative Trust                                               33,038
Marshall Witzel                                                       7,023
Donald M. Wolf                                                       49,095
Leon Wolfe Revocable Trust                                           13,825
Marlene K. Wolsky Revocable Trust Dated 12/9/99                      15,006
Frederick Paul Wrieden                                                  221
Helen Patton Wright                                                  10,197
Eleanor B. Wunderlich                                                47,362
Diane C. Zack                                                         2,194
Elaine Scher Zeller Credit Equivalent Trust                          58,857
Elaine Scher Zeller Marital Trust                                    13,313
Robert D. Zimet                                                       6,818

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, all of which will be paid, or have been paid in connection with a different registration statement, by the Registrant:

         SEC registration fee .....................    $ 169,739
         Transfer agent's fees.....................        5,000
         Legal fees and expenses ..................       20,000
         Accounting fees and expenses..............       10,000
         Miscellaneous expenses ...................        5,261
                                                       ---------
         Total ....................................    $ 210,000
                                                       =========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article IV, Section 10 of the registrant's Amended and Restated Declaration of Trust provides as follows with respect to indemnification of
Trustees:

         "The Trust shall indemnify each Trustee, to the fullest extent permitted by Maryland law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a Trustee of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and shall pay or reimburse reasonable expenses, as such expenses are incurred, of each Trustee in connection with any such proceedings."

         Article IV, Section 9 of the registrant's Amended and Restated Declaration of Trust provides as follows with respect to the limitation of liability of Trustees:

         "To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees of a real estate investment trust, no Trustee of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section 9, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 9, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no Trustee of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (i) the Trustee actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the Trustee is entered in a proceeding based on a finding in the proceeding that the Trustee's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding."

         Article VIII, Section 2 of the registrant's Amended and Restated Declaration of Trust provides as follows with respect to the indemnification of officers and employees:

     "The Trust shall indemnify each officer and employee, and shall have the power to indemnify each agent, of the Trust to the fullest extent permitted by Maryland law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was an officer, employee or agent of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and shall pay or reimburse reasonable expenses, as such expenses are incurred, of each officer, employee or agent in connection with any such proceedings."

     Article VIII, Section 1 of the registrant's Amended and Restated Declaration of Trust provides as follows with respect to the limitation of liability of officers:

     "To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of officers of a real estate investment trust, no officer of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section 1, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no officer of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (i) the officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the officer is entered in a proceeding based on a finding in the proceeding that the officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding."

     The registrant has entered into indemnity agreements with each of its officers and Trustees which provide for reimbursement of all expenses and liabilities of such officer or Trustee arising out of any lawsuit or claim against such officer or Trustee due to the fact that he was or is serving as an officer or Trustee, except for such liabilities and expenses (a) the payment of which is judicially determined to be unlawful, (b) relating to claims under
Section 16(b) of the Securities Exchange Act of 1934, or (c) relating to judicially determined criminal violations.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling Archstone-Smith under the foregoing provisions, Archstone-Smith has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     See the Exhibit Index, which is hereby incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints R. Scott Sellers, Caroline Brower and Charles E. Mueller, Jr., and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, to sign a registration statement filed with the Securities and Exchange Commission pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and any and all amendments thereto, and to file the same, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or nominee, may lawfully do or cause to be done by virtue hereof.

                              SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Englewood, State of Colorado on the 1st day of November, 2001.

                                   ARCHSTONE-SMITH TRUST

                                   By: /s/ Caroline Brower
                                       -------------------
                                   Name:  Caroline Brower
                                   Title: Senior Vice President and
                                          General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities and on the date indicated.

                   SIGNATURE                                       TITLE                              DATE
                   ---------                                       -----                              ----
                                                  Chairman and Chief Executive Officer       November 9, 2001
/s/ R. Scot Sellers*                              (Principal Executive Officer
-------------------
R. Scot Sellers

                                                  Chief Financial Officer                    November 9, 2001
/s/ Charles E. Mueller, Jr.*                      (Principal Financial Officer)
---------------------------
Charles E. Mueller, Jr.
                                                  Controller and Senior Vice President       November 9, 2001
/s/ William Kell*                                 (Principal Accounting Officer)
----------------
William Kell

/s/ James A. Cardwell*                            Trustee                                    November 9, 2001
---------------------
James A. Cardwell

/s/ Ned S. Holmes*                                Trustee                                    November 9, 2001
-----------------
Ned S. Holmes

/s/ James H. Polk, III*                           Trustee                                    November 9, 2001
----------------------
James H. Polk, III

/s/ John M. Richman*                              Trustee                                    November 9, 2001
-------------------
John M. Richman

/s/ John C. Schweitzer*                           Trustee                                    November 9, 2001
----------------------
John C. Schweitzer

______________________________                    Trustee                                    November _, 2001
Robert H. Smith

______________________________                    Trustee                                    November _, 2001
Robert P. Kogod

_______________________________                   Trustee                                    November _, 2001
Ernest A. Gerardi


*By: /s/ Caroline Brower
     -------------------
     Attorney-in-fact

                                INDEX TO EXHIBITS

                              DOCUMENT DESCRIPTION
                              --------------------

       Exhibit
       Number
       ------

        3.1 Amended and Restated Declaration of Trust of Archstone-Smith Trust (incorporated by reference to Exhibit 4.1 to Archstone-Smith's Current Report on Form 8-K filed with the SEC on November 1, 2001).

        3.2 Amended and Restated Bylaws of Archstone-Smith Trust (incorporated by reference to Exhibit 4.2 to Archstone-Smith's Current Report on Form 8-K filed with the SEC on November 1, 2001).

        3.3 Rights Agreement, dated as of August 31, 2001, by and between Archstone-Smith Trust and Mellon Investor Services LLC, including the form of rights certificate (incorporated by reference to Exhibit 3.13 to Archstone-Smith's Registration Statement on Form S-4 (File No. 333-63734)).

        3.4 Form of Archstone-Smith Trust common share of beneficial ownership share certificate (incorporated by reference to Exhibit 3.3 to Archstone-Smith's Registration Statement on Form S-4 (File No. 333-63734)).

        3.5 Shareholders' Agreement, dated as of October 31, 2001, by and among Archstone-Smith Trust, Archstone-Smith Operating Trust, Robert H. Smith and Robert P. Kogod (incorporated by reference to Exhibit 10.1 to Archstone-Smith's Current Report on Form 8-K filed with the SEC on November 1, 2001).

        3.6 Amended and Restated Declaration of Trust of Archstone-Smith Operating Trust (incorporated by reference to Exhibit 4.3 to Archstone-Smith's Current Report on Form 8-K filed with the SEC on November 1, 2001).

        3.7 Amended and Restated Bylaws of Archstone-Smith Operating Trust (incorporated by reference to Exhibit 4.4 to Archstone-Smith's Current Report on Form 8-K filed with the SEC on November 1, 2001).

        5* Opinion of Mayer, Brown & Platt as to the legality of the securities offered.

        8*          Opinion of Mayer, Brown & Platt as to certain tax matters.

        15.1        Acknowledgement letter of KPMG LLP.

        15.2        Acknowledgement letter of Arthur Andersen LLP.

        23.1* Consent of Mayer, Brown & Platt (included in Exhibits 5.1 and 8.1).

        23.2        Consent of KPMG LLP.

        23.3        Consent of Arthur Andersen LLP.

        24.1* Power of Attorney for R. Scot Sellers, Charles E. Mueller, Jr., William Kell, James A. Cardwell, Ned S. Holmes, James
                    H. Polk III, John A. Richman and John E. Schweitzer .

        24.2 Power of Attorney for Robert H. Smith, Robert P. Kogod and Ernest A. Gerardi (included at page II-4).

*Previously filed.